Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF LIBERTY INTERACTIVE CORPORATION

LIBERTY INTERACTIVE CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

(1)                                 The present name of the Corporation is Liberty Interactive Corporation. The original Certificate of Incorporation of the Corporation was filed on February 28, 2006. The name under which the Corporation was originally incorporated is Liberty Media Holding Corporation.

(2)                                 This Restated Certificate of Incorporation restates and further amends the Restated Certificate of Incorporation of the Corporation, as filed on August 9, 2012.

(3)                                 This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

(4)                                 This Restated Certificate of Incorporation will become effective upon its filing with the Secretary of State of the State of Delaware.

(5)                                 Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the corporation is Liberty Interactive Corporation (the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is the Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (as the same may be amended from time to time, “DGCL”).

ARTICLE IV

AUTHORIZED STOCK

The total number of shares of capital stock which the Corporation will have authority to issue is eight billion, six hundred seven million five hundred thousand (8,607,500,000) shares, which will be divided into the following classes:

(a)                                 eight billion five hundred fifty-seven million five hundred thousand (8,557,500,000) shares will be of a class designated Common Stock, par value $0.01 per share (“Common Stock”), such class to be divided in series as provided in Section A of this Article IV; and

(b)                                 fifty million (50,000,000) shares will be of a class designated Preferred Stock, par value $0.01 per share (“Preferred Stock”), such class to be issuable in series as provided in Section B of this Article IV.

Upon this Certificate becoming effective pursuant to the DGCL (the “Effective Time”), (i) each share of Series A Liberty Interactive Common Stock, par value $0.01 per share (“Old Series A Liberty Interactive Common Stock”), authorized or issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified as one (1) share of Series A QVC Group Common Stock, par value $0.01 per share, without any action of the holder thereof, and (ii) each share of Series B Liberty Interactive Common Stock, par value $0.01 per share (“Old Series B Liberty Interactive Common Stock” and together with the Old Series A Liberty Interactive Common Stock, the “Old Liberty Interactive Common Stock”), authorized or issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified as one (1) share of Series B QVC Group Common Stock, par value $0.01 per share, without any action of the holder thereof, in each case, as of the Effective Time. Until surrendered, each stock certificate that, immediately prior to the Effective Time, represented shares of the Old Series A Liberty Interactive Common Stock or Old Series B Liberty Interactive Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the shares of the Series A QVC Group Common Stock or Series B QVC Group Common Stock, respectively, into which the shares of Old Liberty Interactive Common Stock were reclassified, as applicable.

The description of the Common Stock and the Preferred Stock of the Corporation, and the relative rights, preferences and limitations thereof, or the method of fixing and establishing the same, are as hereinafter in this Article IV set forth:

SECTION A

COMMON STOCK

1.                                      General.

Four billion (4,000,000,000) shares of Common Stock will be of a series designated Series A QVC Group Common Stock (the “Series A QVC Group Common Stock”), one hundred fifty million (150,000,000) shares of Common Stock will be of a series designated Series B QVC Group Common Stock (the “Series B QVC Group Common Stock”), and four billion (4,000,000,000) shares of Common Stock will be of a series designated as Series C QVC Group Common Stock (the “Series C QVC Group Common Stock” and together with the Series A QVC Group Common Stock and the Series B QVC Group Common Stock, the “QVC Group Common Stock”). Two hundred million (200,000,000) shares of Common Stock will be of a series designated Series A Liberty Ventures Common Stock (the “Series A Liberty Ventures Common Stock”), seven million five hundred thousand (7,500,000) shares of Common Stock will be of a series designated Series B Liberty Ventures Common Stock (the “Series B Liberty Ventures Common Stock”), and two hundred million (200,000,000) shares of Common Stock will be of a series designated as Series C Liberty Ventures Common Stock (the “Series C Liberty Ventures Common Stock” and together with the Series A Liberty Ventures Common Stock and the Series B Liberty Ventures Common Stock, the “Liberty Ventures Common Stock”).

2.                                      QVC Group Common Stock and Liberty Ventures Common Stock.

Each share of Series A QVC Group Common Stock, Series B QVC Group Common Stock and Series C QVC Group Common Stock will, except as otherwise provided in this Section A.2., be identical in all respects and will have equal rights, powers and privileges.

Each share of Series A Liberty Ventures Common Stock, Series B Liberty Ventures Common Stock and Series C Liberty Ventures Common Stock will, except as otherwise provided in this Section A.2., be identical in all respects and will have equal rights, powers and privileges.

(a)                                 Voting Powers.

(i)                                     Series A QVC Group Common Stock, Series B QVC Group Common Stock, Series A Liberty Ventures Common Stock and Series B Liberty Ventures Common Stock.  Holders of Series A QVC Group Common Stock will be entitled to one vote for each share of such stock held of record, holders of Series B QVC Group Common Stock will be entitled to ten votes for each share of such stock held of record, holders of Series A Liberty Ventures Common Stock will be entitled to one vote for each share of such stock held of record and holders of Series B Liberty Ventures Common Stock will be entitled to ten votes for each share of such stock held of record, upon all matters that may be submitted to a vote of stockholders of the Corporation (regardless of whether such holders are voting together with the holders of all Voting Securities, or as a separate class with the holders of one or more series of Common Stock, or as a separate series of Common Stock, or otherwise).

(ii)                                  Series C QVC Group Common Stock and Series C Liberty Ventures Common Stock.  Holders of Series C QVC Group Common Stock and holders of Series C Liberty Ventures Common Stock will not be entitled to any voting powers, except as (and then only to the extent) required by the laws of the State of Delaware. If a vote of the holders of Series C QVC Group Common Stock or Series C Liberty Ventures Common Stock should at any time be required by the laws of the State of Delaware on any matter, the holders of Series C QVC Group Common Stock or Series C Liberty Ventures Common Stock, as applicable, will be entitled to 1/100th of a vote on such matter for each share held of record.

(iii)                               Voting Generally.  Except (A) as may otherwise be provided in this Certificate, (B) as may otherwise be required by the laws of the State of Delaware or (C) as may otherwise be provided in any Preferred Stock Designation, the holders of shares of Series A QVC Group Common Stock, the holders of shares of Series B QVC Group Common Stock, the holders of shares of Series A Liberty Ventures Common Stock, the holders of shares of Series B Liberty Ventures Common Stock and the holders of shares of each series of Preferred Stock that is designated as a Voting Security and is entitled to vote thereon in accordance with the terms of the applicable Preferred Stock Designation will vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation and irrespective of the provisions of Section 242(b)(2) of the DGCL, any proposed amendment to this Certificate that (i) would increase (x) the number of authorized shares of Common Stock or any series thereof, (y) the number of authorized shares of Preferred Stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established, or (ii) decrease (x) the number of authorized shares of Common Stock or any series thereof, (y) the number of authorized shares of Preferred Stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established (but, in each case, not below the number of shares of such class or series of capital stock (as the case may be) then outstanding)), and no separate class or series vote of the holders of shares of any class or series of capital stock of the Corporation will be required for the approval of any such matter. In the event the holders of the Series C QVC Group Common Stock and/or the holders of the Series C Liberty Ventures Common Stock are entitled to vote on any matter that may be submitted to a vote of stockholders of the Corporation, such holders will vote as one class with all other stockholders of the Corporation entitled to vote on such matter, unless otherwise required by this Certificate, the laws of the State of Delaware or any Preferred Stock Designation.

(iv)                              Special Voting Rights in Connection with Dispositions.  (A) If the Board of Directors, at its election, determines to seek the approval of the holders of QVC Group Voting Securities entitled to vote thereon to classify a proposed QVC Group Disposition as an Exempt QVC Group Disposition, then such proposed QVC Group Disposition will constitute an Exempt QVC Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of QVC Group Voting Securities representing a majority of the aggregate voting power of QVC Group Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

(B)                               If the Board of Directors, at its election, determines to seek the approval of the holders of Liberty Ventures Voting Securities entitled to vote thereon to classify a proposed Ventures Group Disposition as an Exempt Ventures Group Disposition, then such proposed Ventures Group Disposition will constitute an Exempt Ventures Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Ventures Voting Securities representing a majority of the aggregate voting power of Liberty Ventures Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

(C)                               Any vote taken pursuant to clause (A) or (B) of this paragraph (a)(iv) will be in addition to, and not in lieu of, any vote of the stockholders of the Corporation required pursuant to Article IX of this Certificate or the DGCL to be taken with respect to the applicable Disposition.

(v)                                 Special Voting Rights in Connection with Certain Redemptions.  (A) If the Corporation proposes to redeem outstanding shares of QVC Group Common Stock for securities of a Subsidiary pursuant to paragraph (e)(i) of this Section A.2., such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of QVC Group Voting Securities representing a majority of the aggregate voting power of QVC Group Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class (a “QVC Group Redemption Stockholder Approval”).

(B)                               If the Corporation proposes to redeem outstanding shares of Liberty Ventures Common Stock for securities of a Subsidiary pursuant to paragraph (f)(i) of this Section A.2., such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Ventures Voting Securities representing a majority of the aggregate voting power of Liberty Ventures Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class (a “Ventures Group Redemption Stockholder Approval”).

(C)                               Any vote taken pursuant to clause (A) or (B) of this paragraph (a)(v) will be in addition to, and not in lieu of, any vote of the stockholders of the Corporation required by the DGCL to be taken with respect to the applicable redemption.

(b)                                 Conversion Rights.

(i) (A)                 Conversion of Series B QVC Group Common Stock into Series A QVC Group Common Stock; Other.  Each share of Series B QVC Group Common Stock will be convertible at any time, at the option of the holder thereof, into one fully paid and non-assessable share of Series A QVC Group Common Stock. Any such conversion may be effected by any holder of Series B QVC Group Common Stock by surrendering such holder’s certificate or certificates representing the Series B QVC Group Common Stock to be converted, duly endorsed, at the principal office of the Corporation or any transfer agent for the Series B QVC Group Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified whole number of shares of Series B QVC Group Common Stock represented by such certificate or certificates and stating the name or names in which such holder desires the certificate or certificates representing shares of Series A QVC Group Common Stock to be issued and, if less than all of the shares of Series B QVC

Group Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate or certificates representing the unconverted shares of Series B QVC Group Common Stock to be issued. Any certificate representing shares surrendered for conversion in accordance with this paragraph will, if so required by the Corporation or its transfer agent, be accompanied by instruments of transfer, in form satisfactory to the Corporation or its transfer agent, duly executed by the holder of such shares or the duly authorized representative of such holder, and will, if required by the next succeeding paragraph, be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation will issue and deliver to such holder or such holder’s nominee or nominees, a certificate or certificates representing the number of shares of Series A QVC Group Common Stock to which such holder will be entitled as herein provided. If less than all of the shares of Series B QVC Group Common Stock represented by any one certificate are to be converted, the Corporation will issue and deliver to such holder or such holder’s nominee or nominees a new certificate representing the shares of Series B QVC Group Common Stock not converted. Such conversion will be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the Person or Persons entitled to receive the Series A QVC Group Common Stock issuable on such conversion will be treated for all purposes as the record holder or holders of such Series A QVC Group Common Stock on that date. A number of shares of Series A QVC Group Common Stock equal to the number of shares of Series B QVC Group Common Stock outstanding from time to time will be set aside and reserved for issuance upon conversion of shares of Series B QVC Group Common Stock as provided herein. Shares of Series A QVC Group Common Stock and shares of Series C QVC Group Common Stock will not be convertible at the option of the holder into shares of any other series of Common Stock.

The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of a certificate or certificates representing shares of QVC Group Common Stock on conversion of shares of Series B QVC Group Common Stock pursuant to this paragraph (b)(i)(A). The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of a certificate or certificates representing any shares of QVC Group Common Stock in a name other than that in which the shares of Series B QVC Group Common Stock so converted were registered and no such issue or delivery will be made unless and until the person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

QVC Group Common Stock will be convertible at the option of the Corporation, in whole or in part, in accordance with the other provisions of this Section A.2.

(B)                               Conversion of Series B Liberty Ventures Common Stock into Series A Liberty Ventures Common Stock; Other.  Each share of Series B Liberty Ventures Common Stock will be convertible at any time, at the option of the holder thereof, into one fully paid and non-assessable share of Series A Liberty Ventures Common Stock. Any such conversion may be effected by any holder of Series B Liberty Ventures Common Stock by surrendering such holder’s certificate or certificates representing the Series B Liberty Ventures Common Stock to be converted, duly endorsed, at the principal office of the Corporation or any transfer agent for the Series B Liberty Ventures Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified whole number of shares of Series B Liberty Ventures Common Stock represented by such certificate or certificates and stating the name or names in which such holder desires the certificate or certificates representing shares of Series A Liberty Ventures Common Stock to be issued and, if less than all of the shares of Series B Liberty Ventures Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate or certificates representing the unconverted shares of Series B Liberty Ventures Common Stock to be issued. Any certificate representing shares surrendered for conversion in accordance with this paragraph will, if so required by the Corporation or its transfer agent, be accompanied by instruments of transfer, in form satisfactory to the Corporation or its transfer agent, duly executed by the holder of such shares or the duly authorized representative of such holder, and will, if required by the next succeeding paragraph, be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation will issue and deliver to such holder or such holder’s nominee or nominees, a certificate or certificates representing the number of shares of Series A Liberty Ventures Common Stock to which such holder will be entitled as herein provided. If less than all of the shares of Series B Liberty Ventures Common Stock represented by any one certificate are to be converted, the Corporation will issue and deliver to such holder or such holder’s nominee or nominees a new certificate representing the shares of Series B Liberty Ventures Common Stock not converted. Such conversion will be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the Person or Persons entitled to receive the Series A Liberty Ventures Common Stock issuable on such conversion will be treated for all purposes as the record holder or holders of such Series A Liberty Ventures Common Stock on that date. A number of shares of Series A Liberty Ventures Common Stock equal to the number of shares of Series B Liberty Ventures Common Stock outstanding from time to time will be set aside and reserved for issuance upon conversion of shares of Series B Liberty Ventures Common Stock as provided herein. Shares of Series A Liberty Ventures Common Stock and shares of Series C Liberty Ventures Common Stock will not be convertible at the option of the holder into shares of any other series of Common Stock.

The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of a certificate or certificates representing shares of Liberty Ventures Common Stock on conversion of shares of Series B Liberty Ventures Common Stock pursuant to this paragraph (b)(i)(B). The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of a certificate or certificates representing any shares of Liberty Ventures Common Stock in a name other than that in which the shares of Series B Liberty Ventures Common Stock so converted were registered and no such issue or delivery will be made unless and until the person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

Liberty Ventures Common Stock will be convertible at the option of the Corporation, in whole or in part, in accordance with the other provisions of this Section A.2.

(ii)                                  Conversion of Liberty Ventures Common Stock into QVC Group Common Stock at the Option of the Corporation.

(A)                               At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty Ventures Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A QVC Group Common Stock equal to the Ventures/QVC Group Optional Conversion Ratio, (II) each share of Series B Liberty Ventures Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B QVC Group Common Stock equal to the Ventures/QVC Group Optional Conversion Ratio, and (III) each share of Series C Liberty Ventures Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C QVC Group Common Stock equal to the Ventures/QVC Group Optional Conversion Ratio.

(B)                               For purposes of this paragraph (b)(ii), the “Ventures/QVC Group Optional Conversion Ratio” means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty Ventures Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the QVC Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date.

(C)                               If the Corporation determines to convert shares of Liberty Ventures Common Stock into QVC Group Common Stock pursuant to this paragraph (b)(ii), such conversion will occur on a Ventures Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (f)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Ventures/QVC Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Ventures/QVC Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty Ventures Common Stock into shares of QVC Group Common Stock, a new Ventures Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(ii).

(D)                               The Corporation will not convert shares of a series of Liberty Ventures Common Stock into shares of QVC Group Common Stock pursuant to this paragraph (b)(ii) without converting all outstanding shares of each series of Liberty Ventures Common Stock into shares of QVC Group Common Stock, in each case, in accordance with this paragraph (b)(ii).

(iii)                               Conversion of QVC Group Common Stock into Liberty Ventures Common Stock at the Option of the Corporation.

(A)                               At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A QVC Group Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Ventures Common Stock equal to the QVC Group/Ventures Group Optional Conversion Ratio, (II) each share of Series B QVC Group Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Ventures Common Stock equal to the QVC Group/Ventures Group Optional Conversion Ratio, and (III) each share of Series C QVC Group Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Ventures Common Stock equal to the QVC Group/Ventures Group Optional Conversion Ratio.

(B)                               For purposes of this paragraph (b)(iii), the “QVC Group/Ventures Group Optional Conversion Ratio” means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the QVC Group Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty Ventures Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date.

(C)                               If the Corporation determines to convert shares of QVC Group Common Stock into Liberty Ventures Common Stock pursuant to this paragraph (b)(iii), such conversion will occur on a QVC Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (e)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the QVC Group/Ventures Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the QVC Group/Ventures Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of QVC Group Common Stock into shares of Liberty Ventures Common Stock, a new QVC Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(iii).

(D)                               The Corporation will not convert shares of a series of QVC Group Common Stock into shares of Liberty Ventures Common Stock pursuant to this paragraph (b)(iii) without converting all outstanding shares of each series of QVC Group Common Stock into shares of Liberty Ventures Common Stock, in each case, in accordance with this paragraph (b)(iii).

(c)                                  Dividends Generally.

(i)                                     Dividends on QVC Group Common Stock.  Subject to the applicable terms of any Preferred Stock Designation, dividends on the QVC Group Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and (B) the QVC Group Available Dividend Amount. Whenever a dividend, other than a dividend that consists of a Share Distribution, is paid to the holders of one or more series of QVC Group Common Stock, the Corporation will also pay to the holders of each other series of QVC Group Common Stock a dividend per share equal to the dividend per share paid to the holders of such first one or more series of QVC Group Common Stock, such that the dividend paid on each share of QVC Group Common Stock, regardless of series, is the same. Whenever a dividend that consists of a Share Distribution is paid to the holders of one or more series of QVC Group Common Stock, the Corporation will also pay a dividend that consists of a Share Distribution to the holders of each other series of QVC Group Common Stock as provided in paragraph (d)(i) of this Section A.2.

If the QVC Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the QVC Group Common Stock, then concurrently with the payment of any dividend on the outstanding shares of QVC Group Common Stock:

(A)                               if such dividend consists of cash, securities (other than shares of QVC Group Common Stock or Liberty Ventures Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (a “QVC Group Inter-Group Dividend”) to the Ventures Group an aggregate amount of cash, securities or other assets, or a combination thereof (the “QVC Group Inter-Group Dividend Amount”), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of QVC Group Common Stock, as determined by the Board of Directors or (II) increase the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the QVC Group Inter-Group Dividend Amount, by (y) the Fair Value of the QVC Group Reference Share as of the “ex” date or any similar date for such dividend;

(B)                               if such dividend consists of shares of QVC Group Common Stock, the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest as of the record date for such dividend, by (y) the QVC Group Share Distribution Ratio applicable to such dividend; or

(C)                               if such dividend consists of shares of Liberty Ventures Common Stock, subject to paragraph (d)(i)(B), the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty Ventures Common Stock distributed to holders of QVC Group Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest as of the record date for such dividend, by (y) the Ventures Group Share Distribution Ratio applicable to such dividend.

In the case of a dividend paid pursuant to clause (D) of paragraph (e)(ii) of this Section A.2. in connection with a QVC Group Disposition, the QVC Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of QVC Group Common Stock converted into Liberty Ventures Common Stock in connection with such QVC Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of QVC Group Common Stock received in connection with such QVC Group Disposition.

A QVC Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

(ii)                                  Dividends on Liberty Ventures Common Stock.  Subject to the applicable terms of any Preferred Stock Designation, dividends on the Liberty Ventures Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and (B) the Ventures Group Available Dividend Amount. Whenever a dividend, other than a dividend that consists of a Share Distribution, is paid to the holders of one or more series of Liberty Ventures Common Stock, the Corporation will also pay to the holders of each other series of Liberty Ventures Common Stock a dividend per share equal to the dividend per share paid to the holders of such first one or more series of Liberty Ventures Common Stock, such that the dividend paid on each share of Liberty Ventures Common Stock, regardless of series, is the same. Whenever a dividend that consists of a Share Distribution is paid to the holders of one or more series of Liberty Ventures Common Stock, the Corporation will also pay a dividend that consists of a Share Distribution to the holders of each other series of Liberty Ventures Common Stock as provided in paragraph (d)(ii) of this Section A.2.

If the Ventures Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the Liberty Ventures Common Stock, then concurrently with the payment of any dividend on the outstanding shares of Liberty Ventures Common Stock:

(A)                               if such dividend consists of cash, securities (other than shares of Liberty Ventures Common Stock or QVC Group Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (a “Ventures Group Inter-Group Dividend”) to the QVC Group an aggregate amount of cash, securities or other assets, or a combination thereof (the “Ventures Group Inter-Group Dividend Amount”), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of Liberty Ventures Common Stock, as determined by the Board of Directors or (II) increase the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the Ventures Group Inter-Group Dividend Amount, by (y) the Fair Value of the Liberty Ventures Reference Share as of the “ex” date or any similar date for such dividend;

(B)                               if such dividend consists of shares of Liberty Ventures Common Stock, the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest as of the record date for such dividend, by (y) the Ventures Group Share Distribution Ratio applicable to such dividend; or

(C)                               if such dividend consists of shares of QVC Group Common Stock, subject to paragraph (d)(ii)(B), the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of QVC Group Common Stock distributed to holders of Liberty Ventures Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest as of the record date for such dividend, by (y) the QVC Group Share Distribution Ratio applicable to such dividend.

In the case of a dividend paid pursuant to clause (D) of paragraph (f)(ii) of this Section A.2. in connection with a Ventures Group Disposition, the Ventures Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of Liberty Ventures Common Stock converted into QVC Group Common Stock in connection with such Ventures Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of Liberty Ventures Common Stock received in connection with such Ventures Group Disposition.

A Ventures Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

(iii)                               Discrimination Between or Among Series of Common Stock.  Subject to the provisions of paragraphs (c) and (d) of this Section A.2., the Board of Directors will have the authority and discretion to declare and pay (or to refrain from declaring and paying) dividends, including, without limitation, dividends consisting of Share Distributions, on outstanding shares of QVC Group Common Stock or Liberty Ventures Common Stock, or all such series, and in equal or unequal amounts, or only on the QVC Group Common Stock or the Liberty Ventures Common Stock (subject to applicable law), notwithstanding the relationship between or among the QVC Group Available Dividend Amount and the Ventures Group Available Dividend Amount, or the respective amounts of prior dividends declared on, or the liquidation rights of, the QVC Group Common Stock or the Liberty Ventures Common Stock, or any other factor.

(d)                                 Share Distributions.

(i)                                     Distributions on Series A QVC Group Common Stock, Series B QVC Group Common Stock and Series C QVC Group Common Stock.  If at any time a Share Distribution is to be made with respect to the Series A QVC Group Common Stock, Series B QVC Group Common Stock or Series C QVC Group Common Stock, then, in addition to the applicable requirements of paragraph (c)(i) of this Section A.2., such Share Distribution may be declared and paid only as follows:

(A)                               a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A QVC Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A QVC Group Common Stock) may be declared and paid to holders of Series A QVC Group Common Stock, Series B QVC Group Common Stock and Series C QVC Group Common Stock, on an equal per share basis; or (II) shares of Series C QVC Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C QVC Group Common Stock) may be declared and paid to holders of Series A QVC Group Common Stock, Series B QVC Group Common Stock and Series C QVC Group Common Stock, on an equal per share basis; or (III) shares of Series A QVC Group

Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A QVC Group Common Stock) may be declared and paid to holders of Series A QVC Group Common Stock, shares of Series B QVC Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B QVC Group Common Stock) may be declared and paid to holders of Series B QVC Group Common Stock and shares of Series C QVC Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C QVC Group Common Stock) may be declared and paid to holders of Series C QVC Group Common Stock, in each case, on an equal per share basis;

(B)                               a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Liberty Ventures Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Ventures Common Stock) may be declared and paid to holders of Series A QVC Group Common Stock, Series B QVC Group Common Stock and Series C QVC Group Common Stock, on an equal per share basis; or (II) shares of Series C Liberty Ventures Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Ventures Common Stock) may be declared and paid to holders of Series A QVC Group Common Stock, Series B QVC Group Common Stock and Series C QVC Group Common Stock, on an equal per share basis; or (III) shares of Series A Liberty Ventures Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Ventures Common Stock) may be declared and paid to holders of Series A QVC Group Common Stock, shares of Series B Liberty Ventures Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Ventures Common Stock) may be declared and paid to holders of Series B QVC Group Common Stock and shares of Series C Liberty Ventures Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Ventures Common Stock) may be declared and paid to holders of Series C QVC Group Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty Ventures Common Stock to be so distributed pursuant to this paragraph (d)(i)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty Ventures Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the QVC Group, plus (z) if the QVC Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty Ventures Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Ventures Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest; or

(C)                               a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than QVC Group Common Stock or Liberty Ventures Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of QVC Group Common Stock or Liberty Ventures Common Stock), may be declared and paid, at the election of the Board of Directors, either on the basis of a distribution of (x) identical securities, on an equal per share basis, to holders of each series of QVC Group Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of QVC Group Common Stock or (z) a separate class or series of securities to the holders of one or more series of QVC Group Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of QVC Group Common Stock; provided, that in the case of clauses (y) and (z), (1) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B QVC Group Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of QVC Group Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A QVC Group Common Stock, the Series B QVC Group Common Stock and the Series C QVC Group Common Stock, and (2) in the event the securities to be received by the holders of shares of QVC Group Common Stock other than the Series B QVC Group Common Stock consist of different classes or series of securities, with each such class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of QVC Group Common Stock (other than the Series B QVC Group Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of the class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) to be received by the holders of each series of QVC Group Common Stock (other than the Series B QVC Group Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of such series of QVC Group Common Stock, as compared to the other series of QVC Group Common Stock (other than the Series B QVC Group Common Stock).

(ii)                                  Distributions on Series A Liberty Ventures Common Stock, Series B Liberty Ventures Common Stock and Series C Liberty Ventures Common Stock.  If at any time a Share Distribution is to be made with respect to the Series A Liberty Ventures Common Stock, Series B Liberty Ventures Common Stock or Series C Liberty Ventures Common Stock, then, in addition to the applicable requirements of paragraph (c)(ii) of this Section A.2., such Share Distribution may be declared and paid only as follows:

(A)                               a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Liberty Ventures Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Ventures Common Stock) may be declared and paid to holders of Series A Liberty Ventures Common Stock, Series B Liberty Ventures Common Stock and Series C Liberty Ventures Common Stock, on an equal per share basis; or (II) shares of Series C Liberty Ventures Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Ventures Common Stock) may be declared and paid to holders of Series A Liberty Ventures Common Stock, Series B Liberty Ventures Common Stock and Series C Liberty Ventures Common Stock, on an equal per share basis; or (III) shares of Series A Liberty Ventures Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Ventures Common Stock) may be declared and paid to holders of Series A Liberty Ventures Common Stock, shares of Series B Liberty Ventures Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Ventures Common Stock) may be declared and paid to holders of Series B Liberty Ventures Common Stock and shares of Series C Liberty Ventures Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Ventures Common Stock) may be declared and paid to holders of Series C Liberty Ventures Common Stock, in each case, on an equal per share basis;

(B)                               a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A QVC Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A QVC Group Common Stock) may be declared and paid to holders of Series A Liberty Ventures Common Stock, Series B Liberty Ventures Common Stock and Series C Liberty Ventures Common Stock, on an equal per share basis; or (II) shares of Series C QVC Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C QVC Group Common Stock) may be declared and paid to holders of Series A Liberty Ventures Common Stock, Series B Liberty Ventures Common Stock and Series C Liberty Ventures Common Stock, on an equal per share basis; or (III) shares of Series A QVC Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A QVC Group Common Stock) may be declared and paid to holders of Series A Liberty Ventures Common Stock, shares of Series B QVC Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B QVC Group Common Stock) may be declared and paid to holders of Series B Liberty Ventures Common Stock and shares of Series C QVC Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C QVC Group Common Stock) may be declared and paid to holders of Series C Liberty Ventures Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of QVC Group Common Stock to be so distributed pursuant to this paragraph (d)(ii)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of QVC Group Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Ventures Group, plus (z) if the Ventures Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of QVC Group Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the QVC Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest; or

(C)                               a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than Liberty Ventures Common Stock or QVC Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Ventures Common Stock or QVC Group Common Stock), may be declared and paid, at the election of the Board of Directors, either on the basis of a distribution of (x) identical securities, on an equal per share basis, to holders of each series of Liberty Ventures Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Ventures Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Ventures Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Ventures Common Stock; provided, that in the case of clauses (y) and (z), (1) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Ventures Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of Liberty Ventures Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Ventures Common Stock, the Series B Liberty Ventures Common Stock and the Series C Liberty Ventures Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty Ventures Common Stock other than the Series B Liberty Ventures Common Stock consist of different classes or series of securities, with each such class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Ventures Common Stock (other than the Series B Liberty Ventures Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of the class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) to be received by the holders of each series of Liberty Ventures Common Stock (other than the Series B Liberty Ventures Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of such series of Liberty Ventures Common Stock, as compared to the other series of Liberty Ventures Common Stock (other than the Series B Liberty Ventures Common Stock).

(e)                                  Redemption and Other Provisions Relating to the QVC Group Common Stock.

(i)                                     Redemption for Securities of one or more QVC Group Subsidiaries.  At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the QVC Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor, but subject (in addition to any other approval of the Corporation’s stockholders (or any series thereof) required under the DGCL in respect of such redemption, if any) to the Corporation having received the QVC Group Redemption Stockholder Approval (and, to the extent applicable, the Ventures Group Redemption Stockholder Approval), redeem outstanding shares of QVC Group

Common Stock (such shares of QVC Group Common Stock to be redeemed, the “QVC Group Redemption Shares”) for securities of such Subsidiary (a “Distributed QVC Group Subsidiary”), as provided herein. The number of QVC Group Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of QVC Group Common Stock as of the QVC Group Redemption Selection Date, by (B) the percentage of the Fair Value of the QVC Group that is represented by the Fair Value of the Corporation’s equity interest in the Distributed QVC Group Subsidiary which is attributable to the QVC Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to take into account such things as it deems relevant. The aggregate number of securities of the Distributed QVC Group Subsidiary to be delivered (the “QVC Group Distribution Subsidiary Securities”) in redemption of the QVC Group Redemption Shares will be equal to: (A) if the Board of Directors makes a QVC Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (I) the number of securities of the Distributed QVC Group Subsidiary owned by the Corporation and (II) the percentage of the Fair Value of the Corporation’s equity interest in the Distributed QVC Group Subsidiary that is represented by the Fair Value of the Corporation’s equity interest in the Distributed QVC Group Subsidiary which is attributable to the QVC Group (such product, the “Distributable QVC Group Subsidiary Securities”), by (y) the QVC Group Outstanding Interest Fraction, in each case, as of the QVC Group Redemption Selection Date, or (B) if the Board of Directors does not make a QVC Group Inter-Group Redemption Election, all of the Distributable QVC Group Subsidiary Securities, in each case, subject to adjustment as provided below. The number of securities of the Distributed QVC Group Subsidiary to be delivered in redemption of each QVC Group Redemption Share will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the number of QVC Group Distribution Subsidiary Securities, by (y) the number of QVC Group Redemption Shares.

If the QVC Group Outstanding Interest Fraction is less than one (1) on the QVC Group Redemption Selection Date for any redemption pursuant to this paragraph (e)(i) and if (but only if) the Board of Directors so determines in its discretion (a “QVC Group Inter-Group Redemption Election”), then concurrently with the distribution of the QVC Group Distribution Subsidiary Securities in redemption of QVC Group Redemption Shares, the Corporation will attribute to the Ventures Group an aggregate number of Distributable QVC Group Subsidiary Securities (the “QVC Group Inter-Group Interest Subsidiary Securities”) equal to the difference between the total number of Distributable QVC Group Subsidiary Securities and the number of QVC Group Distribution Subsidiary Securities, subject to adjustment as provided below. If a QVC Group Inter-Group Redemption Election is made, then: (I) the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest will be decreased as described in subparagraph (ii)(D) of the definition of “Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest” in paragraph (i) of this Section A.2.; (II) the attribution of QVC Group Inter-Group Interest Subsidiary Securities to be made to the Ventures Group may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of QVC Group Inter-Group Interest Subsidiary Securities to the Ventures Group; and (III) the Board of Directors may determine that the QVC Group Inter-Group Interest Subsidiary Securities so allocated or transferred to the Ventures Group will be distributed to holders of shares of Liberty Ventures Common Stock as a Share Distribution pursuant to paragraph (d)(ii)(C) of this Section A.2.

If at the time of a redemption of QVC Group Common Stock pursuant to this paragraph (e)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of QVC Group Common Stock that would become convertible into or exercisable or exchangeable for Distributable QVC Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed QVC Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the

Distributed QVC Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of QVC Group Redemption Shares, the number of QVC Group Distribution Subsidiary Securities and the number of QVC Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest) to take into account the securities of the Distributed QVC Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

In the event that not all outstanding shares of QVC Group Common Stock are to be redeemed in accordance with this paragraph (e)(i) for QVC Group Distribution Subsidiary Securities, then (1) the number of shares of each series of QVC Group Common Stock to be redeemed in accordance with this paragraph (e)(i) will be determined by multiplying the aggregate number of QVC Group Redemption Shares by a fraction, the numerator of which is the aggregate number of shares of such series and the denominator of which is the aggregate number of shares of all series of QVC Group Common Stock, in each case, outstanding as of the QVC Group Redemption Selection Date, and (2) the outstanding shares of each series of QVC Group Common Stock to be redeemed in accordance with this paragraph (e)(i) will be redeemed by the Corporation pro rata among the holders of each series of QVC Group Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

To the extent that a Distributed QVC Group Subsidiary to be distributed pursuant to this paragraph (e)(i) also holds, directly or indirectly, assets and liabilities attributed to the Ventures Group, then (x) such Distributed QVC Group Subsidiary will also be deemed a Distributed Ventures Group Subsidiary for purposes of paragraph (f)(i) and (y) in connection with the redemption of QVC Group Redemption Shares pursuant to this paragraph (e)(i) the Corporation will also redeem shares of Liberty Ventures Common Stock pursuant to the provisions of paragraph (f)(i), subject to the Corporation obtaining the QVC Group Redemption Stockholder Approval and the Ventures Group Redemption Stockholder Approval. In connection with any such redemption of QVC Group Common Stock and Liberty Ventures Common Stock, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i) and (f)(i), as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group. In effecting such redemption, the Board of Directors may determine to redeem the QVC Group Redemption Shares and the Ventures Group Redemption Shares in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (I) with the holders of QVC Group Redemption Shares to receive QVC Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the QVC Group held by such Subsidiary and (II) with holders of Ventures Group Redemption Shares to receive Ventures Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Ventures Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed QVC Group Subsidiary set forth in the last paragraph of paragraphs (e)(i) and (f)(i).

Any redemption pursuant to this paragraph (e)(i) will occur on a QVC Group Redemption Date set forth in a notice to holders of QVC Group Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of any series of QVC Group Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (e)(iv)(C).

In effecting a redemption of QVC Group Common Stock pursuant to this paragraph (e)(i), the Board of Directors may determine either to (x) redeem shares of each series of QVC Group Common Stock in exchange for a single class or series of securities of the Distributed QVC Group Subsidiary without distinction among series of QVC Group Common Stock, on an equal per share basis, (y) redeem shares of each series of QVC Group Common Stock in exchange for separate classes or series of securities of the Distributed QVC Group Subsidiary, on an equal per share basis, or (z) redeem shares of one or more series of QVC Group Common Stock in exchange for a separate class or series of securities of the Distributed QVC Group Subsidiary and, on an equal per share basis, redeem shares of all other series of QVC Group Common Stock in exchange for a different class or series of securities of the Distributed QVC Group Subsidiary; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B QVC Group Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of QVC Group Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A QVC Group Common Stock, the Series B QVC Group Common Stock and the Series C QVC Group Common Stock, and (2) in the event the securities to be received by the holders of shares of QVC Group Common Stock other than the Series B QVC Group Common Stock in such redemption consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of QVC Group Common Stock (other than the Series B QVC Group Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of QVC Group Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of QVC Group Common Stock, other than the Series B QVC Group Common Stock) of such series of QVC Group Common Stock. If the Board of Directors has made a QVC Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed QVC Group Subsidiary comprising the QVC Group Inter-Group Interest Subsidiary Securities to be so transferred or allocated to the Ventures Group will be made by the Board of Directors in its discretion.

(ii)                                  Mandatory Dividend, Redemption or Conversion in Case of QVC Group Disposition.  In the event of a QVC Group Disposition (other than an Exempt QVC Group Disposition), the Corporation will, on or prior to the 120th Trading Day following the consummation of such QVC Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C) or (D) below, as elected by the Board of Directors:

(A)                               Subject to the first sentence of paragraph (c)(i) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, to the holders of outstanding shares of QVC Group Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the QVC Group Allocable Net Proceeds of such QVC Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(i) and (d)(i) of this Section A.2.; or

(B)                               Provided that there are assets of the Corporation legally available therefor and the QVC Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (e)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

(I)                                   if such QVC Group Disposition involves all (not merely substantially all) of the assets of the QVC Group, the Corporation may redeem all outstanding shares of each series of QVC Group Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the QVC Group Allocable Net Proceeds of such QVC Group Disposition as of the QVC Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of all series of QVC Group Common Stock outstanding as of the QVC Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (e)(ii)); or

(II)                              if such QVC Group Disposition involves substantially all (but not all) of the assets of the QVC Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the QVC Group Allocable Net Proceeds of such QVC Group Disposition as of the QVC Group Redemption Selection Date (the “QVC Group Redemption Amount”) to the redemption of outstanding shares of each series of QVC Group Common Stock, such QVC Group Redemption Amount to be allocated (subject to the provisions of this paragraph (e)(ii)) to the redemption of shares of each series of QVC Group Common Stock in the ratio of (x) the number of shares of such series outstanding as of the QVC Group Redemption Selection Date to (y) the aggregate number of shares of all series of QVC Group Common Stock outstanding as of such date, and the number of shares of each such series to be redeemed will equal the lesser of (1) the number of shares of such series outstanding as of the QVC Group Redemption Selection Date and (2) the whole number nearest the number obtained by dividing the aggregate amount so allocated to the redemption of such series by the Average Market Value of the QVC Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such QVC Group Disposition; provided that, if following the foregoing allocation there remains any amount of the QVC Group Redemption Amount which is not being applied to the redemption of shares of a series of QVC Group Common Stock, then such excess amount will be allocated to the redemption of shares of each series of QVC Group Common Stock that, following the initial allocation referred to above, would have shares outstanding and not redeemed, with the number of outstanding and not redeemed shares to be redeemed from each such series to be calculated in accordance with clauses (1) and (2) of the immediately preceding sentence based upon such excess amount of the QVC Group Redemption Amount. The outstanding shares of a series of QVC Group Common Stock to be redeemed will be selected on a pro rata basis among the holders of such series or by such other method as the Board of Directors may determine to be equitable; or

(C)                               The Corporation may convert each outstanding share of Series A QVC Group Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Ventures Common Stock, each outstanding share of Series B QVC Group Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Ventures Common Stock, and each outstanding share of Series C QVC Group Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Ventures Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the QVC Group Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such QVC Group Disposition, to (II) the Average Market Value of the Liberty Ventures Reference Share over the same 10-Trading Day period; or

(D)                               The Corporation may combine the conversion of a portion of the outstanding shares of QVC Group Common Stock into Liberty Ventures Common Stock as contemplated by clause (C) of this paragraph (e)(ii) with the payment of a dividend on or the redemption of shares of QVC Group Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (e)(ii) (including the limitations specified in other paragraphs of this Certificate referred to therein). In the event the Board of Directors elects the option described in this clause (D), the portion of the outstanding shares of QVC Group Common Stock to be converted into fully paid and non-assessable shares of Liberty Ventures Common Stock will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) above and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of QVC Group Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(i) and (d)(i) of this Section A.2., or (y) redeem all or a portion of such remaining shares of QVC Group Common Stock. The aggregate amount of such dividend, in the case of a dividend, or the portion of the QVC Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the QVC Group Allocable Net Proceeds of such QVC Group Disposition as of, in the case of a dividend, the record date for determining the holders of QVC Group Common Stock entitled to receive such dividend and, in the case of a redemption, the QVC Group Redemption Selection Date (in the case of a partial redemption) or the QVC Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of QVC Group Common Stock in connection with such QVC Group Disposition in accordance with this clause (D) and any related adjustment to the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of QVC Group Common Stock to be converted into shares of Liberty Ventures Common Stock in accordance with this clause (D) and the denominator of which will be the aggregate number of shares of QVC Group Common Stock outstanding as of the record date, QVC Group Redemption Selection Date or QVC Group Redemption Date used for purposes of clause (I) of this sentence. In the event of a redemption concurrently with or following any such partial conversion of shares of QVC Group Common Stock, if the QVC Group Disposition was of all (not merely substantially all) of the assets of the QVC Group, then all remaining outstanding shares of QVC Group Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the QVC Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (D), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (e)(ii)). In the event of a redemption concurrently with or following any such partial conversion of shares of QVC Group Common Stock, if the QVC Group Disposition was of substantially all (but not all) of the assets of the QVC Group, then the number of shares of each series of QVC Group Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (e)(ii), substituting for the QVC Group Redemption Amount referred to therein the portion of the QVC Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (D), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the QVC Group Allocable Net Proceeds and allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (e)(ii)). The aggregate number of shares of QVC Group Common Stock to be converted in any partial conversion in accordance with this clause (D) will be allocated among the series of QVC Group Common Stock in the ratio of the number of shares of each such series outstanding to the aggregate number of shares of all series of QVC Group Common Stock outstanding as of the QVC Group Conversion Selection Date, and the shares of each such series to be converted will be selected on a pro rata basis or by such other method as the Board of Directors may determine to be equitable. In the case of a redemption, the allocation of the cash, securities (other than shares of Common Stock) and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (e)(ii).

For purposes of this paragraph (e)(ii):

(1)                                 as of any date, “substantially all of the assets of the QVC Group” means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the QVC Group as of such date;

(2)                                 in the case of a QVC Group Disposition of assets in a series of related transactions, such QVC Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

(3)                                 if the Board of Directors seeks the approval of the holders of QVC Group Voting Securities entitled to vote thereon to qualify a QVC Group Disposition as an Exempt QVC Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such QVC Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (e)(ii) and paragraph (e)(iv), and no subsequent vote may be taken to qualify such QVC Group Disposition as an Exempt QVC Group Disposition;

(4)                                 in the event of a redemption of a portion of the outstanding shares of QVC Group Common Stock pursuant to clause (B)(II) or (D) of this paragraph (e)(ii) at a time when the QVC Group Outstanding Interest Fraction is less than one, if the Board of Directors so elects (a “QVC Group Inter-Group Partial Redemption Election”), in its discretion, the Corporation will attribute to the Ventures Group concurrently with such redemption an aggregate amount (the “QVC Group Inter-Group Redemption Amount”) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the QVC Group Net Proceeds and (y) the portion of the QVC Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (D) of this paragraph (e)(ii). If the Board of Directors makes such election, the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of “Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest” in paragraph (i) of this Section A.2. The QVC Group Inter-Group Redemption Amount may, at the discretion of the Board of Directors, be reflected by an allocation to the Ventures Group or by a direct transfer to the Ventures Group of cash, securities and/or other assets;

(5)                                 if at the time of a QVC Group Disposition subject to this paragraph (e)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of QVC Group Common Stock that would give the holders thereof the right to receive any consideration related to such QVC Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the QVC Group Common Stock pursuant to this paragraph (e)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (e)(ii) as a dividend on or in redemption or conversion of shares of QVC Group Common Stock and/or, if applicable, (y) the QVC Group Inter-Group Redemption Amount and

the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest as it deems appropriate to take into account the QVC Group Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

(6)                                 the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (D) of this paragraph (e)(ii) payable to the holders of QVC Group Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clauses (A), (B) or (D) of this paragraph (e)(ii), regardless of the form or nature of the proceeds received by the Corporation from the QVC Group Disposition; and

(7)                                 if all or any portion of the redemption price referred to in clause (B) or (D) of this paragraph (e)(ii) payable to the holders of QVC Group Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of (x) identical securities, on an equal per share basis, to holders of each series of QVC Group Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of QVC Group Common Stock or (z) a separate class or series of securities to the holders of one or more series of QVC Group Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of QVC Group Common Stock; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B QVC Group Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of QVC Group Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A QVC Group Common Stock, the Series B QVC Group Common Stock and the Series C QVC Group Common Stock and (2) in the event the securities to be received by the holders of shares of QVC Group Common Stock other than the Series B QVC Group Common Stock consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of QVC Group Common Stock (other than the Series B QVC Group Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of QVC Group Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of QVC Group Common Stock, other than the Series B QVC Group Common Stock) of such series of QVC Group Common Stock.

(iii)                               Certain Provisions Respecting Convertible Securities.  Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of any series of QVC Group Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (e)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any QVC Group Conversion Date or QVC Group Redemption Date on which all outstanding shares of QVC Group Common Stock were converted or redeemed, any share of QVC Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of QVC Group Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $.01 per share in cash.

(iv)                              General.

(A)                               Not later than the 10th Trading Day following the consummation of a QVC Group Disposition referred to in paragraph (e)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the QVC Group Net Proceeds of such QVC Group Disposition, (y) whether the QVC Group Disposition qualifies as an Exempt QVC Group Disposition, and (z) if it does not so qualify at the time of such announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such QVC Group Disposition as an Exempt QVC Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of QVC Group Voting Securities entitled to vote thereon to qualify such QVC Group Disposition as an Exempt QVC Group Disposition. Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (e)(iv)(A), not earlier than the 11th Trading Day) following the later of (x) the consummation of such QVC Group Disposition and (y), if applicable, the date of the stockholder meeting at which a vote is taken to qualify such QVC Group Disposition as an Exempt QVC Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

(I)                                   which of the actions specified in clauses (A), (B), (C) or (D) of paragraph (e)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

(II)                              as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (D) of paragraph (e)(ii), the QVC Group Redemption Selection Date for the redemption of shares of QVC Group Common Stock pursuant to clause (B)(II) or (D) of paragraph (e)(ii) or the QVC Group Conversion Selection Date for the partial conversion of shares of QVC Group Common Stock pursuant to clause (D) of paragraph (e)(ii), which record date, QVC Group Redemption Selection Date or QVC Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

(III)                         the anticipated dividend payment date, QVC Group Redemption Date and/or QVC Group Conversion Date, which in each case, will not be more than 85 Trading Days following such QVC Group Disposition; and

(IV)                          unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of QVC Group Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified QVC Group Redemption Selection Date or QVC Group Conversion Selection Date.

If the Corporation determines to undertake a redemption of shares of QVC Group Common Stock, in whole or in part, pursuant to clause (B) or (D) of paragraph (e)(ii) of this Section A.2., or a conversion of shares of QVC Group Common Stock, in whole or in part, pursuant to clause (C) or (D) of paragraph (e)(ii), the Corporation will announce such redemption or conversion (which, for the avoidance of doubt, may remain subject to the satisfaction or waiver of any applicable condition precedent at the time of such announcement) publicly by press release, not less than 10 days prior to the QVC Group Redemption Date or QVC Group Conversion Date, as applicable:

(1)                                 the QVC Group Redemption Date or QVC Group Conversion Date;

(2)                                 the number of shares of QVC Group Common Stock to be redeemed or converted or, if applicable, stating that all outstanding shares of QVC Group Common Stock will be redeemed or converted and the series of Liberty Ventures Common Stock issuable to the holders of each series of QVC Group Common Stock upon any such conversion;

(3)                                 in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of QVC Group Common Stock, the kind and amount of per share consideration to be received with respect to each share of QVC Group Common Stock to be redeemed or converted and the QVC Group Outstanding Interest Fraction as of the date of such notice;

(4)                                 with respect to a partial redemption under clause (B)(II) or (D) of paragraph (e)(ii), if the Board of Directors has made a QVC Group Inter-Group Partial Redemption Election, the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest as of the QVC Group Redemption Selection Date;

(5)                                 with respect to a dividend under clause (A) or (D) of paragraph (e)(ii), the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest as of the record date for the dividend and the QVC Group Inter-Group Dividend Amount attributable to the Ventures Group; and

(6)                                 instructions as to how shares of QVC Group Common Stock may be surrendered for redemption or conversion.

(B)                               In the event of any conversion of shares of QVC Group Common Stock pursuant to paragraph (b)(iii) of this Section A.2., not less than 10 days prior to the QVC Group Conversion Date, the Corporation will announce publicly by press release:

(1)                                 that all outstanding shares of QVC Group Common Stock will be converted pursuant to paragraph (b)(iii) of this Section A.2. on the QVC Group Conversion Date;

(2)                                 the QVC Group Conversion Date, which will not be more than 45 days following the Determination Date;

(3)                                 a statement that all outstanding shares of QVC Group Common Stock will be converted;

(4)                                 the per share number and series of shares of Liberty Ventures Common Stock to be received with respect to each share of each series of QVC Group Common Stock; and

(5)                                 instructions as to how shares of QVC Group Common Stock may be surrendered for conversion.

(C)                               If the Corporation determines to obtain the QVC Group Redemption Stockholder Approval and, subject to the receipt of such approval, to redeem shares of QVC Group Common Stock pursuant to paragraph (e)(i), the Corporation will announce publicly by press release:

(I)                                   that the Corporation intends to redeem shares of QVC Group Common Stock for securities of a Distributed QVC Group Subsidiary pursuant to paragraph (e)(i) of this Section A.2., subject to any applicable conditions, including the receipt of the QVC Group Redemption Stockholder Approval if such approval has not been obtained at the time of the press release;

(II)                              the number of shares of QVC Group Common Stock to be redeemed or, if applicable, stating that all outstanding shares of QVC Group Common Stock will be redeemed;

(III)                         the class or series of securities of the Distributed QVC Group Subsidiary to be received with respect to each share of each series of QVC Group Common Stock to be redeemed and the QVC Group Outstanding Interest Fraction as of the date of such notice, if any;

(IV)                          if applicable, the QVC Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

(V)                               the QVC Group Redemption Date, which will not be earlier than the 10th day following the date of the press release and will not be later than the 120th Trading Day following the date of the press release;

(VI)                          if the Board of Directors has made a QVC Group Inter-Group Redemption Election, the number of QVC Group Inter-Group Interest Subsidiary Securities attributable to the Ventures Group, and the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest used in determining such number and attribution of QVC Group Inter-Group Interest Subsidiary Securities;

(VII)                     instructions as to how shares of QVC Group Common Stock may be surrendered for redemption; and

(VIII)                if the Board of Directors so determines, that the Corporation will not be required to register a transfer of any shares of QVC Group Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified QVC Group Redemption Selection Date.

If, at the time of the issuance of the press release required by this paragraph (C), the QVC Group Redemption Stockholder Approval has not yet been obtained, such press release shall include as much of the information set forth in subparagraphs (I) to (VIII) as is then available, and the Corporation will issue a second press release once the QVC Group Redemption Stockholder Approval is obtained setting forth any such required information not included in the first press release.

(D)                               The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for QVC Group Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of QVC Group Common Stock pursuant to this Section A.2., as applicable.

(E)                                All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clauses (A), (B) or (C) of this paragraph (e)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the QVC Group Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

(F)                                 No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of QVC Group Common Stock; provided, however, that, except as otherwise contemplated by paragraph (e)(ii)(D), if the QVC Group Conversion Date or the QVC Group Redemption Date with respect to any shares of QVC Group Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of QVC Group Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

(G)                               Before any holder of shares of QVC Group Common Stock will be entitled to receive a certificate or certificates representing shares of any kind of capital stock or cash, securities or other assets to be received by such holder with respect to shares of QVC Group Common Stock pursuant to paragraph (b) of this Section A.2. or this paragraph (e), such holder will surrender at such place as the Corporation will specify certificates representing such shares of QVC Group Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement). The Corporation will as soon as practicable after such surrender of a certificate or certificates representing shares of QVC Group Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of QVC Group Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (e)(iv)(I). If less than all of the shares of QVC Group Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of QVC Group Common Stock not redeemed or converted. Shares selected for redemption may not thereafter be converted pursuant to paragraph (b)(i)(A) of this Section A.2.

(H)                              From and after any applicable QVC Group Conversion Date or QVC Group Redemption Date, all rights of a holder of shares of QVC Group Common Stock that were converted or redeemed on such QVC Group Conversion Date or QVC Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates representing such shares of QVC Group Common Stock, to receive a certificate or certificates representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (e)(iv)(I) of this Section A.2. and such holder will have no other or further rights in respect of the shares of QVC Group Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation’s obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate which immediately prior to the applicable QVC Group Conversion Date or QVC Group Redemption Date represented shares of QVC Group Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the QVC Group Common Stock was converted or redeemed until surrender of such holder’s certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the QVC Group Conversion Date or QVC Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a QVC Group Conversion Date or QVC Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat certificates representing shares of QVC Group Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (G) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of QVC Group Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2 or this paragraph (e), notwithstanding the failure of the holder thereof to surrender such certificates.

(I)                                   The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of QVC Group Common Stock upon any conversion, redemption, dividend or other distribution pursuant to paragraph (b) of this Section A.2 or this paragraph (e). In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of QVC Group Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of QVC Group Common Stock held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of QVC Group Common Stock includes a fraction, the Corporation will pay, or will cause to be paid, a cash adjustment in lieu of such fraction in an amount equal to the “value” of such fraction, as the Board of Directors shall in good faith determine to be appropriate (without interest).

(J)                                   Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (e) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

(f)                                   Redemption and Other Provisions Relating to the Liberty Ventures Common Stock.

(i)                                     Redemption for Securities of one or more Ventures Group Subsidiaries.  At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the Ventures Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor but subject (in addition to any other approval of the Corporation’s stockholders (or any series thereof) required under the DGCL in respect of such redemption, if any) to the Corporation having received the Ventures Group Redemption Stockholder Approval (and, to the extent applicable, the QVC Group Redemption Stockholder Approval), redeem outstanding shares of Liberty Ventures Common Stock (such shares of Liberty Ventures Common Stock to be redeemed, the “Ventures Group Redemption Shares”) for securities of such Subsidiary (a “Distributed Ventures Group Subsidiary”), as provided herein. The number of Ventures Group Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of Liberty Ventures Common Stock as of the Ventures Group Redemption Selection Date, by (B) the percentage of the Fair Value of the Ventures Group that is represented by the Fair Value of the Corporation’s equity interest in the Distributed Ventures Group Subsidiary which is attributable to the Ventures Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to take into account such things as it deems relevant. The aggregate number of securities of the Distributed Ventures Group Subsidiary to be delivered (the “Ventures Group Distribution Subsidiary Securities”) in redemption of the Ventures Group Redemption Shares will be equal to: (A) if the Board of Directors makes a Ventures Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (I) the number of securities of the Distributed Ventures Group Subsidiary owned by the Corporation and (II) the percentage of the Fair Value of the Corporation’s equity interest in the Distributed Ventures Group Subsidiary that is represented by the Fair Value of the Corporation’s equity interest in the Distributed Ventures Group Subsidiary which is attributable to the Ventures Group (such product, the “Distributable Ventures Group Subsidiary Securities”), by (y) the Ventures Group Outstanding Interest Fraction, in each case, as of the Ventures Group Redemption Selection Date, or (B) if the Board of Directors does not make a Ventures Group Inter-Group Redemption Election, all of the Distributable Ventures Group Subsidiary Securities, in each case, subject to adjustment as provided below. The number of securities of the Distributed Ventures Group Subsidiary to be delivered in redemption of each Ventures Group Redemption Share will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the number of Ventures Group Distribution Subsidiary Securities, by (y) the number of Ventures Group Redemption Shares.

If the Ventures Group Outstanding Interest Fraction is less than one (1) on the Ventures Group Redemption Selection Date for any redemption pursuant to this paragraph (f)(i) and if (but only if) the Board of Directors so determines in its discretion (a “Ventures Group Inter-Group Redemption Election”), then concurrently with the distribution of the Ventures Group Distribution Subsidiary Securities in redemption of Ventures Group Redemption Shares, the Corporation will attribute to the QVC Group an aggregate number of Distributable Ventures Group Subsidiary Securities (the “Ventures Group Inter-Group Interest Subsidiary Securities”) equal to the difference between the total number of Distributable Ventures Group Subsidiary Securities and the number of Ventures Group Distribution Subsidiary Securities, subject to adjustment as provided below. If a Ventures Group Inter-Group Redemption Election is made, then: (I) the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest will be decreased as described in subparagraph (ii)(D) of the definition of “Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest” in paragraph (i) of this Section A.2.; (II) the attribution of Ventures Group Inter-Group Interest Subsidiary Securities to be made to the QVC Group may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of Ventures Group Inter-Group Interest Subsidiary Securities to such Group; and (III) the Board of Directors may determine that the Ventures Group Inter-Group Interest Subsidiary Securities so allocated or transferred to the QVC Group will be distributed to holders of shares of QVC Group Common Stock as a Share Distribution pursuant to paragraph (d)(i)(C) of this Section A.2.

If at the time of a redemption of Liberty Ventures Common Stock pursuant to this paragraph (f)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Ventures Common Stock that would become convertible into or exercisable or exchangeable for Distributable Ventures Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed Ventures Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the Distributed Ventures Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of Ventures Group Redemption Shares, the number of Ventures Group Distribution Subsidiary Securities and the number of Ventures Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest), to take into account the securities of the Distributed Ventures Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

In the event that not all outstanding shares of Liberty Ventures Common Stock are to be redeemed in accordance with this paragraph (f)(i) for Ventures Group Distribution Subsidiary Securities, then (1) the number of shares of each series of Liberty Ventures Common Stock to be redeemed in accordance with this paragraph (f)(i) will be determined by multiplying the aggregate number of Ventures Group Redemption Shares by a fraction, the numerator of which is the aggregate number of shares of such series and the denominator of which is the aggregate number of shares of all series of Liberty Ventures Common Stock, in each case, outstanding as of the Ventures Group Redemption Selection Date, and (2) the outstanding shares of each series of Liberty Ventures Common Stock to be redeemed in accordance with this paragraph (f)(i) will be redeemed by the Corporation pro rata among the holders of each series of Liberty Ventures Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

To the extent that a Distributed Ventures Group Subsidiary to be distributed pursuant to this paragraph (f)(i) also holds, directly or indirectly, assets and liabilities attributed to the QVC Group, then (x) such Distributed Ventures Group Subsidiary will also be deemed a Distributed QVC Group Subsidiary for purposes of paragraph (e)(i) and (y) in connection with the redemption of Ventures Group Redemption Shares pursuant to this paragraph (f)(i) the Corporation will also redeem shares of QVC Group Common Stock pursuant to the provisions of paragraph (e)(i), subject to the Corporation obtaining the Ventures Group Redemption Stockholder Approval and the QVC Group Redemption Stockholder Approval. In connection with any such redemption of QVC Group Common Stock and Liberty Ventures Common Stock, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i) and (f)(i), as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group. In effecting such redemption, the Board of Directors may determine to redeem the QVC Group Redemption Shares and the Ventures Group Redemption Shares, in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (I) with the holders of QVC Group Redemption Shares to receive QVC Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the QVC Group held by such Subsidiary and (II) with holders of Ventures Group Redemption Shares to receive Ventures Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Ventures Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed Ventures Group Subsidiary set forth in the last paragraph of paragraphs (e)(i) and (f)(i).

Any redemption pursuant to this paragraph (f)(i) will occur on a Ventures Group Redemption Date set forth in a notice to holders of Liberty Ventures Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of any series of Liberty Ventures Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (f)(iv)(C).

In effecting a redemption of Liberty Ventures Common Stock pursuant to this paragraph (f)(i), the Board of Directors may determine either to (x) redeem shares of each series of Liberty Ventures Common Stock in exchange for a single class or series of securities of the Distributed Ventures Group Subsidiary without distinction among series of Liberty Ventures Common Stock, on an equal per share basis, (y) redeem shares of each series of Liberty Ventures Common Stock in exchange for separate classes or series of securities of the Distributed Ventures Group Subsidiary, on an equal per share basis, or (z) redeem shares of one or more series of Liberty Ventures Common Stock in exchange for a separate class or series of securities of the Distributed Ventures Group Subsidiary and, on an equal per share basis, redeem shares of all other series of Liberty Ventures Common Stock in exchange for a different class or series of securities of the Distributed Ventures Group Subsidiary; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Ventures Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Ventures Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Ventures Common Stock, the Series B Liberty Ventures Common Stock and the Series C Liberty Ventures Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty Ventures Common Stock other than the Series B Liberty Ventures Common Stock in such redemption consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Ventures Common Stock (other than the Series B Liberty Ventures Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Ventures Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty Ventures Common Stock, other than the Series B Liberty Ventures Common Stock) of such series of Liberty Ventures Common Stock. If the Board of Directors has made a Ventures Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed Ventures Group Subsidiary comprising the Ventures Group Inter-Group Interest Subsidiary Securities to be so transferred or allocated to the QVC Group will be made by the Board of Directors in its discretion.

(ii)                                  Mandatory Dividend, Redemption or Conversion in Case of Ventures Group Disposition.  In the event of a Ventures Group Disposition (other than an Exempt Ventures Group Disposition), the Corporation will, on or prior to the 120th Trading Day following the consummation of such Ventures Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C) or (D) below, as elected by the Board of Directors:

(A)                               Subject to the first sentence of paragraph (c)(ii) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, to the holders of outstanding shares of Liberty Ventures Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Ventures Group Allocable Net Proceeds of such Ventures Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(ii) and (d)(ii) of this Section A.2.; or

(B)                               Provided that there are assets of the Corporation legally available therefor and the Ventures Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (f)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

(I)                                   if such Ventures Group Disposition involves all (not merely substantially all) of the assets of the Ventures Group, the Corporation may redeem all outstanding shares of each series of Liberty Ventures Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Ventures Group Allocable Net Proceeds of such Ventures Group Disposition as of the Ventures Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of all series of Liberty Ventures Common Stock outstanding as of the Ventures Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (f)(ii)); or

(II)                              if such Ventures Group Disposition involves substantially all (but not all) of the assets of the Ventures Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the Ventures Group Allocable Net Proceeds of such Ventures Group Disposition as of the Ventures Group Redemption Selection Date (the “Ventures Group Redemption Amount”) to the redemption of outstanding shares of each series of Liberty Ventures Common Stock, such Ventures Group Redemption Amount to be allocated (subject to the provisions of this paragraph (f)(ii)) to the redemption of shares of each series of Liberty Ventures Common Stock in the ratio of (x) the number of shares of such series outstanding as of the Ventures Group Redemption Selection Date to (y) the aggregate number of shares of all series of Liberty Ventures Common Stock outstanding as of such date, and the number of shares of each such series to be redeemed will equal the lesser of (1) the number of shares of such series outstanding as of the Ventures Group Redemption Selection Date and (2) the whole number nearest the number obtained by dividing the aggregate amount so allocated to the redemption of such series by the Average Market Value of the Liberty Ventures Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such Ventures Group Disposition; provided that, if following the foregoing allocation there remains any amount of the Ventures Group Redemption Amount which is not being applied to the redemption of shares of a series of Liberty Ventures Common Stock, then such excess amount will be allocated to the redemption of shares of each series of Liberty Ventures Common Stock that, following the initial allocation referred to above, would have shares outstanding and not redeemed, with the number of outstanding and not redeemed shares to be redeemed from each such series to be calculated in accordance with clauses (1) and (2) of the immediately preceding sentence based upon such excess amount of the Ventures Group Redemption Amount. The outstanding shares of a series of Liberty Ventures Common Stock to be redeemed will be selected on a pro rata basis among the holders of such series or by such other method as the Board of Directors may determine to be equitable; or

(C)                               The Corporation may convert each outstanding share of Series A Liberty Ventures Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A QVC Group Common Stock, each outstanding share of Series B Liberty Ventures Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B QVC Group Common Stock, and each outstanding share of Series C Liberty Ventures Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C QVC Group Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty Ventures Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such Ventures Group Disposition, to (II) the Average Market Value of the QVC Group Reference Share over the same 10-Trading Day period; or

(D)                               The Corporation may combine the conversion of a portion of the outstanding shares of Liberty Ventures Common Stock into QVC Group Common Stock as contemplated by clause (C) of this paragraph (f)(ii) with the payment of a dividend on or the redemption of shares of Liberty Ventures Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (f)(ii) (including the limitations specified in other paragraphs of this Certificate referred to therein). In the event the Board of Directors elects the option described in this clause (D), the portion of the outstanding shares of Liberty Ventures Common Stock to be converted into fully paid and non-assessable shares of QVC Group Common Stock will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) above and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of Liberty Ventures Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(ii) and (d)(ii) of this Section A.2., or (y) redeem all or a portion of such remaining shares of Liberty Ventures Common Stock. The aggregate amount of such dividend, in the case of a dividend, or the portion of the Ventures Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the Ventures Group Allocable Net Proceeds of such Ventures Group Disposition as of, in the case of a dividend, the record date for determining the holders of Liberty Ventures Common Stock entitled to receive such dividend and, in the case of a redemption, the Ventures Group Redemption Selection Date (in the case of a partial redemption) or the Ventures Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of Liberty Ventures Common Stock in connection with such Ventures Group Disposition in accordance with this clause (D) and any related adjustment to the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of Liberty Ventures Common Stock to be converted into shares of QVC Group Common Stock in accordance with this clause (D) and the denominator of which will be the aggregate number of shares of Liberty Ventures Common Stock outstanding as of the record date, Ventures Group Redemption Selection Date or Ventures Group Redemption Date used for purposes of clause (I) of this sentence. In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Ventures Common Stock, if the Ventures Group Disposition was of all (not merely substantially all) of the assets of the Ventures Group, then all remaining outstanding shares of Liberty Ventures Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the Ventures Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (D), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (f)(ii)). In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Ventures Common Stock, if the Ventures Group Disposition was of substantially all (but not all) of the assets of the Ventures Group, then the number of shares of each series of Liberty Ventures Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (f)(ii), substituting for the Ventures Group Redemption Amount referred to therein the portion of the Ventures Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (D), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the Ventures Group Allocable Net Proceeds and allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (f)(ii)). The aggregate number of shares of Liberty Ventures Common Stock to be converted in any partial conversion in accordance with this clause (D) will be allocated among the series of Liberty Ventures Common Stock in the ratio of the number of shares of each such series outstanding to the aggregate number of shares of all series of Liberty Ventures Common Stock outstanding as of the Ventures Group Conversion Selection Date, and the shares of each such series to be converted will be selected on a pro rata basis or by such other method as the Board of Directors may determine to be equitable. In the case of a redemption, the allocation of the cash, securities (other than shares of Common Stock) and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (f)(ii).

For purposes of this paragraph (f)(ii):

(1)                                 as of any date, “substantially all of the assets of the Ventures Group” means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the Ventures Group as of such date;

(2)                                 in the case of a Ventures Group Disposition of assets in a series of related transactions, such Ventures Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

(3)                                 if the Board of Directors seeks the approval of the holders of Liberty Ventures Voting Securities entitled to vote thereon to qualify a Ventures Group Disposition as an Exempt Ventures Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such Ventures Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (f)(ii) and paragraph (f)(iv), and no subsequent vote may be taken to qualify such Ventures Group Disposition as an Exempt Ventures Group Disposition;

(4)                                 in the event of a redemption of a portion of the outstanding shares of Liberty Ventures Common Stock pursuant to clause (B)(II) or (D) of this paragraph (f)(ii) at a time when the Ventures Group Outstanding Interest Fraction is less than one, if the Board of Directors so elects (a “Ventures Group Inter-Group Partial Redemption Election”), in its discretion, the Corporation will attribute to the QVC Group concurrently with such redemption an aggregate amount (the “Ventures Group Inter-Group Redemption Amount”) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the Ventures Group Net Proceeds and (y) the portion of the Ventures Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (D) of this paragraph (f)(ii). If the Board of Directors makes such election, the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of “Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest” in paragraph (i) of this Section A.2. The Ventures Group Inter-Group Redemption Amount may, at the discretion of the Board of Directors, be reflected by an allocation to the QVC Group or by a direct transfer to the QVC Group of cash, securities and/or other assets;

(5)                                 if at the time of a Ventures Group Disposition subject to this paragraph (f)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Ventures Common Stock that would give the holders thereof the right to receive any consideration related to such Ventures Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the Liberty Ventures Common Stock pursuant to this paragraph (f)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (f)(ii) as a dividend on or in redemption or conversion of shares of Liberty Ventures Common Stock and/or, if applicable, (y) the Ventures Group Inter-Group Redemption Amount and the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest as it deems appropriate to take into account the Liberty Ventures Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

(6)                                 the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (D) of this paragraph (f)(ii) payable to the holders of Liberty Ventures Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clauses (A), (B) or (D) of this paragraph (f)(ii), regardless of the form or nature of the proceeds received by the Corporation from the Ventures Group Disposition; and

(7)                                 if all or any portion of the redemption price referred to in clause (B) or (D) of this paragraph (f)(ii) payable to the holders of Liberty Ventures Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of (x) identical securities, on an equal per share basis, to holders of each series of Liberty Ventures Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Ventures Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Ventures Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Ventures Common Stock; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Ventures Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Ventures Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Ventures Common Stock, the Series B Liberty Ventures Common Stock and the Series C Liberty Ventures Common Stock and (2) in the event the securities to be received by the holders of shares of Liberty Ventures Common Stock other than the Series B Liberty Ventures Common Stock consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Ventures Common Stock (other than the Series B Liberty Ventures Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Ventures Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty Ventures Common Stock, other than the Series B Liberty Ventures Common Stock) of such series of Liberty Ventures Common Stock.

(iii)                               Certain Provisions Respecting Convertible Securities.  Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of any series of Liberty Ventures Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (f)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any Ventures Group Conversion Date or Ventures Group Redemption Date on which all outstanding shares of Liberty Ventures Common Stock were converted or redeemed, any share of Liberty Ventures Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Liberty Ventures Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $.01 per share in cash.

(iv)                              General.

(A)                               Not later than the 10th Trading Day following the consummation of a Ventures Group Disposition referred to in paragraph (f)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the Ventures Group Net Proceeds of such Ventures Group Disposition, (y) whether the Ventures Group Disposition qualifies as an Exempt Ventures Group Disposition, and (z) if it does not so qualify at the time of such announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such Ventures Group Disposition as an Exempt Ventures Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of Liberty Ventures Voting Securities entitled to vote thereon to qualify such Ventures Group Disposition as an Exempt Ventures Group Disposition. Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (f)(iv)(A), not earlier than the 11th Trading Day) following the later of (x) the consummation of such Ventures Group Disposition and (y), if applicable, the date of the stockholder meeting at which a vote is taken to qualify such Ventures Group Disposition as an Exempt Ventures Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

(I)                                   which of the actions specified in clauses (A), (B), (C) or (D) of paragraph (f)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

(II)                              as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (D) of paragraph (f)(ii), the Ventures Group Redemption Selection Date for the redemption of shares of Liberty Ventures Common Stock pursuant to clause (B)(II) or (D) of paragraph (f)(ii) or the Ventures Group Conversion Selection Date for the partial conversion of shares of Liberty Ventures Common Stock pursuant to clause (D) of paragraph (f)(ii), which record date, Ventures Group Redemption Selection Date or Ventures Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

(III)                         the anticipated dividend payment date, Ventures Group Redemption Date and/or Ventures Group Conversion Date, which in each case, will not be more than 85 Trading Days following such Ventures Group Disposition; and

(IV)                          unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of Liberty Ventures Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Ventures Group Redemption Selection Date or Ventures Group Conversion Selection Date.

If the Corporation determines to undertake a redemption of shares of Liberty Ventures Common Stock, in whole or in part, pursuant to clause (B) or (D) of paragraph (f)(ii) of this Section A.2., or a conversion of shares of Liberty Ventures Common Stock, in whole or in part, pursuant to clause (C) or (D) of paragraph (f)(ii), the Corporation will announce such redemption or conversion (which, for the avoidance of doubt, may remain subject to the satisfaction or waiver of any applicable condition precedent at the time of such announcement) publicly by press release, not less than 10 days prior to the Ventures Group Redemption Date or Ventures Group Conversion Date, as applicable:

(1)                                 the Ventures Group Redemption Date or Ventures Group Conversion Date;

(2)                                 the number of shares of Liberty Ventures Common Stock to be redeemed or converted or, if applicable, stating that all outstanding shares of Liberty Ventures Common Stock will be redeemed or converted and the series of QVC Group Common Stock issuable to the holders of each series of Liberty Ventures Common Stock upon any such conversion;

(3)                                 in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of Liberty Ventures Common Stock, the kind and amount of per share consideration to be received with respect to each share of Liberty Ventures Common Stock to be redeemed or converted and the Ventures Group Outstanding Interest Fraction as of the date of such notice;

(4)                                 with respect to a partial redemption under clause (B)(II) or (D) of paragraph (f)(ii), if the Board of Directors has made a Ventures Group Inter-Group Partial Redemption

Election, the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest as of the Ventures Group Redemption Selection Date;

(5)                                 with respect to a dividend under clause (A) or (D) of paragraph (f)(ii), the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest as of the record date for the dividend and the Ventures Group Inter-Group Dividend Amount attributable to the QVC Group; and

(6)                                 instructions as to how shares of Liberty Ventures Common Stock may be surrendered for redemption or conversion.

(B)                               In the event of any conversion of shares of Liberty Ventures Common Stock pursuant to paragraph (b)(ii) of this Section A.2., not less than 10 days prior to the Ventures Group Conversion Date, the Corporation will announce publicly by press release:

(1)                                 that all outstanding shares of Liberty Ventures Common Stock will be converted pursuant to paragraph (b)(ii) of this Section A.2. on the Ventures Group Conversion Date;

(2)                                 the Ventures Group Conversion Date, which will not be more than 45 days following the Determination Date;

(3)                                 a statement that all outstanding shares of Liberty Ventures Common Stock will be converted;

(4)                                 the per share number and series of shares of QVC Group Common Stock to be received with respect to each share of each series of Liberty Ventures Common Stock; and

(5)                                 instructions as to how shares of Liberty Ventures Common Stock may be surrendered for conversion.

(C)                               If the Corporation determines to obtain the Ventures Group Redemption Stockholder Approval and, subject to the receipt of such approval, to redeem shares of Liberty Ventures Common Stock pursuant to paragraph (f)(i), the Corporation will announce publicly by press release:

(I)                                   that the Corporation intends to redeem shares of Liberty Ventures Common Stock for securities of a Distributed Ventures Group Subsidiary pursuant to paragraph (f)(i) of this Section A.2, subject to any applicable conditions, including the receipt of the Ventures Group Redemption Stockholder Approval if such approval has not been obtained at the time of the press release;

(II)                              the number of shares of Liberty Ventures Common Stock to be redeemed or, if applicable, stating that all outstanding shares of Liberty Ventures Common Stock will be redeemed;

(III)                         the class or series of securities of the Distributed Ventures Group Subsidiary to be received with respect to each share of each series of Liberty Ventures Common Stock to be redeemed and the Ventures Group Outstanding Interest Fraction as of the date of such notice, if any;

(IV)                          if applicable, the Ventures Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

(V)                               the Ventures Group Redemption Date, which will not be earlier then the 10th day following the date of the press release and will not be later than the 120th Trading Day following the date of the press release;

(VI)                          if the Board of Directors has made a Ventures Group Inter-Group Redemption Election, the number of Ventures Group Inter-Group Interest Subsidiary Securities attributable to the QVC Group, and the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest used in determining such number and attribution of Ventures Group Inter-Group Interest Subsidiary Securities; and

(VII)                     instructions as to how shares of Liberty Ventures Common Stock may be surrendered for redemption; and

(VIII)                if the Board of Directors so determines, that the Corporation will not be required to register a transfer of any shares of Liberty Ventures Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Ventures Group Redemption Selection Date.

If, at the time of the issuance of the press release required by this paragraph (C), the Ventures Group Redemption Stockholder Approval has not yet been obtained, such press release shall include as much of the information set forth in subparagraphs (I) to (VIII) as is then available, and the Corporation will issue a second press release once the Ventures Group Redemption Stockholder Approval is obtained setting forth any such required information not included in the first press release.

(D)                               The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for Liberty Ventures Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of Liberty Ventures Common Stock pursuant to this Section A.2., as applicable.

(E)                                All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clauses (A), (B) or (C) of this paragraph (f)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the Liberty Ventures Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

(F)                                 No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty Ventures Common Stock; provided, however, that, except as otherwise contemplated by paragraph (f)(ii)(D), if the Ventures Group Conversion Date or the Ventures Group Redemption Date with respect to any shares of Liberty Ventures Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of Liberty Ventures Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

(G)                               Before any holder of shares of Liberty Ventures Common Stock will be entitled to receive a certificate or certificates representing shares of any kind of capital stock or cash, securities or other assets to be received by such holder with respect to shares of Liberty Ventures Common Stock pursuant to paragraph (b) of this Section A.2. or this paragraph (f), such holder will surrender at such place as the Corporation will specify certificates representing such shares of Liberty Ventures Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement). The Corporation will as soon as practicable after such surrender of a certificate or certificates representing shares of Liberty Ventures Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of Liberty Ventures Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (f)(iv)(I). If less than all of the shares of Liberty Ventures Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of Liberty Ventures Common Stock not redeemed or converted. Shares selected for redemption may not thereafter be converted pursuant to paragraph (b)(i)(B) of this Section A.2.

(H)                              From and after any applicable Ventures Group Conversion Date or Ventures Group Redemption Date, all rights of a holder of shares of Liberty Ventures Common Stock that were converted or redeemed on such Ventures Group Conversion Date or Ventures Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates representing such shares of Liberty Ventures Common Stock, to receive a certificate or certificates representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (f)(iv)(I) of this Section A.2. and such holder will have no other or further rights in respect of the shares of Liberty Ventures Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation’s obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate which immediately prior to the applicable Ventures Group Conversion Date or Ventures Group Redemption Date represented shares of Liberty Ventures Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty Ventures Common Stock was converted or redeemed until surrender of such holder’s certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Ventures Group Conversion Date or Ventures Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Ventures Group Conversion Date or Ventures Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat certificates representing shares of Liberty Ventures Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (G) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty Ventures Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2 or this paragraph (f), notwithstanding the failure of the holder thereof to surrender such certificates.

(I)                                   The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of Liberty Ventures Common Stock upon any conversion, redemption, dividend or other distribution pursuant to paragraph (b) of this Section A.2. or this paragraph (f). In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of Liberty Ventures Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of Liberty Ventures Common Stock held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of Liberty Ventures Common Stock includes a fraction, the Corporation will pay, or will cause to be paid, a cash adjustment in lieu of such fraction in an amount equal to the “value” of such fraction, as the Board of Directors shall in good faith determine to be appropriate (without interest).

(J)                                   Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (f) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

(g)                                  Liquidation and Dissolution.

(i)                                     General.  In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any series of Preferred Stock is entitled, the holders of shares of QVC Group Common Stock and the holders of shares of Liberty Ventures Common Stock will be entitled to receive their proportionate interests in the assets of the Corporation remaining for distribution to holders of Common Stock (regardless of the Group to which such assets are then attributed) in proportion to the respective number of liquidation units per share of QVC Group Common Stock and Liberty Ventures Common Stock.

Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation will itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph (g).

(ii)                                  Liquidation Units.  The liquidation units per share of each series of Common Stock will be as follows:

(A)                               each share of QVC Group Common Stock will have a number of liquidation units (including a fraction of one liquidation unit) equal to 0.82029 (which is equal to the number of liquidation units applicable to each share of Old Liberty Interactive Common Stock on the day immediately prior to the Effective Date); and

(B)                               each share of Liberty Ventures Common Stock will have a number of liquidation units (including a fraction of one liquidation unit) equal to 1.26409 (which is equal to the number of liquidation units applicable to each share of Liberty Ventures Common Stock on the day immediately prior to the Effective Date);

provided, that, if, after the Effective Date, the Corporation, at any time or from time to time, subdivides (by stock split, reclassification or otherwise) or combines (by reverse stock split, reclassification or otherwise) the outstanding shares of QVC Group Common Stock or Liberty Ventures Common Stock, or declares and pays a dividend or distribution in shares of QVC Group Common Stock or Liberty Ventures Common Stock to holders of QVC Group Common Stock or Liberty Ventures Common Stock, as applicable, the per share liquidation units of the QVC Group Common Stock or Liberty Ventures Common Stock, as applicable, will be appropriately adjusted as determined by the Board of Directors, so as to avoid any dilution in the aggregate, relative liquidation rights of the shares of QVC Group Common Stock and Liberty Ventures Common Stock.

Whenever an adjustment is made to liquidation units under this paragraph (g), the Corporation will promptly thereafter prepare and file a statement of such adjustment with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such adjustment.

(h)                                 Determinations by the Board of Directors.  Any determinations made by the Board of Directors under any provision in this Section A.2. will be final and binding on all stockholders of the Corporation, except as may otherwise be required by law. In addition, if different consideration is distributed to different series of Common Stock in a Share Distribution, the determination of the Board of Directors that such Share Distribution was made on an equal per share basis will be final and binding on all stockholders of the Corporation, except as may otherwise be required by law.

(i)                                     Certain Definitions.  Unless the context otherwise requires, the terms defined in this paragraph (i) will have, for all purposes of this Certificate, the meanings herein specified:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with such Person.

“Approval Date” means the date upon which the Corporation has received each of the QVC Group Redemption Stockholder Approval and/or the Ventures Group Redemption Stockholder Approval, to the extent required pursuant to this Section A.2.

“Average Market Value” of a share of any series of Common Stock or other Publicly Traded capital stock means the average of the daily Market Values of one share of such series of Common Stock or such other capital stock over the applicable period prescribed in this Certificate.

“Board of Directors” means (i) the Board of Directors of the Corporation and (ii) any duly authorized committee thereof acting at the direction of the Board of Directors (including, without limitation, the Executive Committee).

“Certificate” means this Restated Certificate of Incorporation, as it may be amended from time to time, including any amendments effected pursuant to the filing of any Preferred Stock Designation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise; provided, however, that for purposes of clause (iii) of the definition of “Exempt QVC Group Disposition” or “Exempt Ventures Group Disposition” set forth in this paragraph (i), the Corporation will, without limitation of the foregoing, in any event be deemed to Control any Person in which the Corporation beneficially owns (after giving effect to the applicable Disposition) (i) voting securities having 25% or more of the total voting power of the voting securities of such Person then outstanding, provided that, immediately after giving effect to such Disposition, no other Person that is not Controlled by the Corporation beneficially owns voting securities of such Person having voting power greater than the voting power of the voting securities beneficially owned by the Corporation or (ii) equity securities representing 50% or more of the common equity interest or economic equity interest in such Person.

“Convertible Securities” means (x) any securities of the Corporation (other than any series of Common Stock) or any Subsidiary thereof that are convertible into or exercisable or exchangeable for any shares of any series of Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise, and (y) any securities of any other Person that are convertible into or exercisable or exchangeable for, securities of such Person or any other Person, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

“Corporation Earnings (Loss) Attributable to the QVC Group” for any period, means the net earnings or loss of the QVC Group for such period determined on a basis consistent with the determination of the net earnings or loss of the QVC Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the QVC Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

“Corporation Earnings (Loss) Attributable to the Ventures Group” for any period, means the net earnings or loss of the Ventures Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Ventures Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the Ventures Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

“Determination Date” means the date designated by the Board of Directors for determination of any applicable Optional Conversion Ratio.

“Disposition” means the sale, transfer, exchange, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of assets. The term “Disposition” does not include the consolidation or merger of the Corporation with or into any other Person or Persons or any other business combination involving the Corporation as a whole.

“Effective Date” means the date on which this Restated Certificate of Incorporation is filed with the Secretary of State of Delaware.

“Exempt QVC Group Disposition” means any of the following: (i) the Disposition of all or substantially all of the Corporation’s assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (g) of this Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (e) of this Section A.2., (iii) a QVC Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) a QVC Group Disposition in connection with a QVC Group Related Business Transaction, or (v) a QVC Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of QVC Group Voting Securities to classify such QVC Group Disposition as an Exempt QVC Group Disposition in accordance with paragraph (a)(iv).

“Exempt Ventures Group Disposition” means any of the following: (i) the Disposition of all or substantially all of the Corporation’s assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (g) of this Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (f) of this Section A.2., (iii) a Ventures Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) a Ventures Group Disposition in connection with a Ventures Group Related Business Transaction, or (v) a Ventures Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of Liberty Ventures Voting Securities to classify such Ventures Group Disposition as an Exempt Ventures Group Disposition in accordance with paragraph (a)(iv).

“Fair Value” means, as of any date:

(i)                                     in the case of any equity security or debt security that is Publicly Traded, the Market Value thereof, as of such date;

(ii)                                  in the case of any equity security or debt security that is not Publicly Traded, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors, or, if no such investment banking firm is selected, as determined in the good faith judgment of the Board of Directors;

(iii)                               in the case of cash denominated in U.S. dollars, the face amount thereof and in the case of cash denominated in other than U.S. dollars, the face amount thereof converted into U.S. dollars at the rate published in The Wall Street Journal on such date or, if not so published, at such rate as shall be determined in good faith by the Board of Directors based upon such information as the Board of Directors shall in good faith determine to be appropriate; and

(iv)                              in the case of assets or property other than securities or cash, the “Fair Value” thereof shall be determined in good faith by the Board of Directors based upon such information (including, if deemed desirable by the Board of Directors, appraisals, valuation reports or opinions of experts) as the Board of Directors shall in good faith determine to be appropriate.

“Group” means the QVC Group or the Ventures Group.

“Inter-Group Interest” means, as of any date and with respect to either Group, the proportionate undivided interest, if any, that such Group may be deemed to hold as of such date in the assets, liabilities and businesses of the other Group in accordance with this Certificate. An Inter-Group Interest in the QVC Group held by the Ventures Group is expressed in terms of the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest. An Inter-Group Interest in the Ventures Group held by the QVC Group is expressed in terms of the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest.

“Liberty Ventures Reference Share” means one share of Series A Liberty Ventures Common Stock, unless (i) on any single Trading Day as of which a valuation determination is being made or on the first Trading Day of any Trading Day period with respect to which a valuation determination is being made, in each case, under this Section A.2., the number of shares outstanding of any other Publicly Traded series of Liberty Ventures Common Stock exceeds the number of shares outstanding of the Series A Liberty Ventures Common Stock, and (ii) the Board of Directors determines to base such valuation determination on such other Publicly Traded series of Liberty Ventures Common Stock in lieu of basing it on one share of Series A Liberty Ventures Common Stock, in which case the term “Liberty Ventures Reference Share” will mean one share of such other Publicly Traded series of Liberty Ventures Common Stock.

“Liberty Ventures Voting Securities” means the Series A Liberty Ventures Common Stock, the Series B Liberty Ventures Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Liberty Ventures Voting Security, provided, that each such series of Preferred Stock will be treated as a Liberty Ventures Voting Security and will be entitled to vote together with the other Liberty Ventures Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

“Market Value” of a share of any Publicly Traded stock on any Trading Day means the average of the high and low reported sales prices regular way of a share of such stock on such Trading Day, or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices regular way of a share of such stock on such Trading Day, in either case on the New York Stock Exchange, or if the shares of such stock are not listed on the New York Stock Exchange on such Trading Day, on any tier of the Nasdaq Stock Market, or if the shares of such stock are not listed on any tier of the Nasdaq Stock Market on such Trading Day, the average of the closing bid and asked prices of a share of such stock in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the market value of a share of such stock as determined by the Board of Directors, provided that, for purposes of determining the Average Market Value for any period, (i) the “Market Value” of a share of stock on any day during such period prior to the “ex” date or any similar date for any dividend paid or to be paid with respect to such stock will be reduced by the fair market value of the per share amount of such dividend as determined by the Board of Directors and (ii) the

“Market Value” of a share of stock on any day during such period prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such stock or (B) the “ex” date or any similar date for any dividend with respect to any such stock in shares of such stock will be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

“Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest” will initially be zero, and will from time to time thereafter be (without duplication):

(i)                                     adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the QVC Group Common Stock and dividends of shares of QVC Group Common Stock to holders of QVC Group Common Stock (and, to the extent the QVC Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest) and other reclassifications of QVC Group Common Stock;

(ii)                                  decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication): (A) by a number equal to the aggregate number of shares of QVC Group Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the Ventures Group; (B) by a number equal to the aggregate number of shares of QVC Group Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the Ventures Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes a QVC Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest, as of the QVC Group Redemption Selection Date, by (y) the percentage of the Fair Value of the QVC Group that is represented by the Fair Value of the Corporation’s equity interest in the applicable Distributed QVC Group Subsidiary which is attributable to the QVC Group, as determined by the Board of Directors under paragraph (e)(i) for purposes of such redemption; (E) in the event the Board of Directors makes a QVC Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the QVC Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of QVC Group Common Stock redeemed pursuant to paragraph (e)(ii)(B)(II) or (e)(ii)(D), as applicable, of this Section A.2., by the applicable QVC Group Redemption Amount or the applicable portion of the QVC Group Allocable Net Proceeds applied to such redemption, respectively; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the QVC Group that are transferred or allocated from the QVC Group to the Ventures Group in consideration of a reduction in the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest, by (y) the Fair Value of the QVC Group Reference Share as of the date of such transfer or allocation;

(iii)                               increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of QVC Group Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the Ventures Group, (y) following their retirement or redemption for no consideration if immediately prior thereto they were owned by an asset or business attributed to the Ventures

Group, or (z) following their conversion into shares of Liberty Ventures Common Stock pursuant to clause (C) or (D) of paragraph (e)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the Ventures Group that are contributed to the QVC Group in consideration of an increase in the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest, by (II) the Fair Value of the QVC Group Reference Share as of the date of such contribution; and

(iv)                              increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the Ventures Group in the QVC Group.

Whenever a change in the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change, and the amount to be allocated to the Ventures Group with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

“Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest” will initially be zero, and will from time to time thereafter be (without duplication):

(i)                                     adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Liberty Ventures Common Stock and dividends of shares of Liberty Ventures Common Stock to holders of Liberty Ventures Common Stock (and, to the extent the Ventures Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest) and other reclassifications of Liberty Ventures Common Stock;

(ii)                                  decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication): (A) by a number equal to the aggregate number of shares of Liberty Ventures Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the QVC Group; (B) by a number equal to the aggregate number of shares of Liberty Ventures Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the QVC Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes a Ventures Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest, as of the Ventures Group Redemption Selection Date, by (y) the percentage of the Fair Value of the Ventures Group that is represented by the Fair Value of the Corporation’s equity interest in the applicable Distributed Ventures Group Subsidiary which is attributable to the Ventures Group, as determined by the Board of Directors under paragraph (f)(i) for purposes of such redemption; (E) in the event the Board of Directors makes a Ventures Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the Ventures Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of Liberty Ventures Common Stock redeemed pursuant to paragraph (f)(ii)(B)(II) or (f)(ii)(D), as applicable, of this Section A.2., by the applicable Ventures Group Redemption Amount or the applicable portion of the Ventures Group Allocable Net Proceeds applied to such redemption, respectively; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the Ventures Group that are transferred or allocated from the Ventures Group to the QVC Group in consideration of a reduction in the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest, by (y) the Fair Value of the Liberty Ventures Reference Share as of the date of such transfer or allocation;

(iii)                               increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of Liberty Ventures Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the QVC Group, (y) following their retirement or redemption for no consideration if immediately prior thereto, they were owned by an asset or business attributed to the QVC Group, or (z) following their conversion into shares of QVC Group Common Stock pursuant to clause (C) or (D) of paragraph (f)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the QVC Group that are contributed to the Ventures Group in consideration of an increase in the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest, by (II) the Fair Value of the Liberty Ventures Reference Share as of the date of such contribution; and

(iv)                              increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the QVC Group in the Ventures Group.

Whenever a change in the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change and the amount to be allocated to the QVC Group with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

“Optional Conversion Ratio” means the applicable of the Ventures/QVC Group Optional Conversion Ratio and the QVC Group/Ventures Group Optional Conversion Ratio.

“outstanding”, when used with respect to the shares of any series of Common Stock, will include, without limitation, the shares of such series, if any, held by any Subsidiary of the Corporation, except as otherwise provided by applicable law with respect to the exercise of voting rights. No shares of any series of Common Stock (or Convertible Securities that are convertible into or exercisable or exchangeable for Common Stock) held by the Corporation in its treasury will be deemed outstanding, nor will any shares be deemed outstanding which are attributable to the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest or the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest.

“Person” means a natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other legal entity.

“Publicly Traded” means, with respect to shares of capital stock or other securities, that such shares or other securities are traded on a U.S. securities exchange or quoted on the over-the-counter market.

“QVC Group” means, as of any date:

(i)                                     the direct and indirect interest of the Corporation as of the Effective Date (x) in all of the businesses in which the Corporation is or has been engaged, directly or indirectly (either itself or through direct or indirect Subsidiaries, Affiliates, joint ventures or other investments or any of the predecessors or successors of any of the foregoing), and (y) in the respective assets and liabilities of the Corporation and its Subsidiaries, in each case, other than any businesses, assets or liabilities attributable to the Ventures Group as of the Effective Date;

(ii)                                  all assets, liabilities and businesses acquired or assumed by the Corporation or any of its Subsidiaries for the account of the QVC Group, or contributed, allocated or transferred to the QVC Group (including the net proceeds of any issuances, sales or incurrences for the account of the QVC Group of shares of QVC Group Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of QVC Group Common Stock, or indebtedness or Preferred Stock attributed to the QVC Group), in each case, after the Effective Date and as determined by the Board of Directors;

(iii)                               the proceeds of any Disposition of any of the foregoing; and

(iv)                              an Inter-Group Interest in the Ventures Group equal to one (1) minus the Ventures Group Outstanding Interest Fraction as of such date;

provided that the QVC Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of QVC Group Common Stock or in redemption of shares of QVC Group Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the Effective Date from the QVC Group to the Ventures Group (other than through the QVC Group’s Inter-Group Interest in the Ventures Group, if any, pursuant to clause (iv) above), including, without limitation, any QVC Group Inter-Group Dividend Amount or QVC Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

“QVC Group Allocable Net Proceeds” means, with respect to any QVC Group Disposition, (i) if at the time of such QVC Group Disposition, the QVC Group Outstanding Interest Fraction is one (1), the QVC Group Net Proceeds of such QVC Group Disposition, or (ii) if at the time of such QVC Group Disposition the QVC Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the QVC Group Net Proceeds of such QVC Group Disposition, by (y) the QVC Group Outstanding Interest Fraction as of such date.

“QVC Group Available Dividend Amount,” as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the QVC Group Outstanding Interest Fraction, by (y) either: (i) the excess of (A) an amount equal to the total assets of the QVC Group less the total liabilities (not including Preferred Stock attributed to the QVC Group) of the QVC Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of QVC Group Common Stock and each series of Preferred Stock attributed to the QVC Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the QVC Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

“QVC Group Conversion Date” means any date and time fixed by the Board of Directors for a conversion of shares of QVC Group Common Stock pursuant to this Section A.2.

“QVC Group Conversion Selection Date” means any date and time fixed by the Board of Directors as the date and time upon which shares to be converted of each series of QVC Group Common Stock will be selected for conversion pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the QVC Group Conversion Date).

“QVC Group Disposition” means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the QVC Group to one or more Persons.

“QVC Group Net Proceeds” means, as of any date, with respect to any QVC Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (D) of paragraph (e)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the Ventures Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the QVC Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the QVC Group. For purposes of this definition, any assets of the QVC Group remaining after such Disposition will constitute “reasonable provision” for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

“QVC Group Outstanding Interest Fraction,” as of any date, means a fraction the numerator of which is the aggregate number of shares of QVC Group Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of QVC Group Common Stock outstanding on such date, plus (ii) the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest as of such date, provided that such fraction will in no event be greater than one. If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of QVC Group Common Stock are entitled to participate in any dividend (for purposes of paragraphs (c)(i), (d)(i) or (e)(ii) of this Section A.2.) or redemption (for purposes of paragraph (e) of this Section A.2.) with respect to the QVC Group Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the QVC Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

“QVC Group Redemption Date” means any date and time fixed by the Board of Directors for a redemption of shares of QVC Group Common Stock pursuant to this Section A.2.

“QVC Group Redemption Selection Date” means the date and time fixed by the Board of Directors on which shares of QVC Group Common Stock are to be selected for redemption pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the QVC Group Redemption Date).

“QVC Group Related Business Transaction” means any Disposition of all or substantially all of the assets of the QVC Group in which the Corporation receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, securities convertible into capital stock or other equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the QVC Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the QVC Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the QVC Group prior to such Disposition, as determined in good faith by the Board of Directors.

“QVC Group Share Distribution Ratio” means, as to any Share Distribution consisting of shares of QVC Group Common Stock, the number of shares (including any fraction of a share), of QVC Group Common Stock issuable to a holder for each outstanding share of the applicable series of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five decimal places).

“Inter-Group Interest” means, as of any date and with respect to either Group, the proportionate undivided interest, if any, that such Group may be deemed to hold as of such date in the assets, liabilities and businesses of the other Group in accordance with this Certificate. An Inter-Group Interest in the QVC Group held by the Ventures Group is expressed in terms of the Number of Shares Issuable to the Ventures Group with Respect to the QVC Group Inter-Group Interest. An Inter-Group Interest in the Ventures Group held by the QVC Group is expressed in terms of the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter-Group Interest.

“QVC Group Reference Share” means one share of Series A QVC Group Common Stock, unless (i) on any single Trading Day as of which a valuation determination is being made or on the first Trading Day of any Trading Day period with respect to which a valuation determination is being made, in each case, under this Section A.2., the number of shares outstanding of any other Publicly Traded series of QVC Group Common Stock exceeds the number of shares outstanding of the Series A QVC Group Common Stock, and (ii) the Board of Directors determines to base such valuation determination on such other Publicly Traded series of QVC Group Common Stock in lieu of basing it on one share of Series A QVC Group Common Stock, in which case the term “QVC Group Reference Share” will mean one share of such other Publicly Traded series of QVC Group Common Stock.

“QVC Group Voting Securities” means the Series A QVC Group Common Stock, the Series B QVC Group Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a QVC Group Voting Security, provided, that each such series of Preferred Stock will be treated as a QVC Group Voting Security and will be entitled to vote together with the other QVC Group Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

“Share Distribution” means a dividend payable in shares of any class or series of capital stock, Convertible Securities or other equity securities of the Corporation or any other Person.

“Subsidiary,” when used with respect to any Person, means (i)(A) a corporation of which a majority in voting power of its share capital or capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, (B) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (1) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (2) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (C) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (1) the power to elect or direct the election of a majority of the members of the governing body of such Person, whether or not such power is subject to a voting agreement or similar Encumbrance, or (2) in the absence of such a governing body, at least a majority ownership interest or

(ii) any other Person of which an aggregate of more than 50% of the equity interests are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

“Trading Day” means each day on which the relevant share or security is traded on the New York Stock Exchange or the Nasdaq Stock Market or quoted on the over-the-counter market.

“Ventures Group” means, as of any date:

(i)                                     the direct and indirect interest of the Corporation, as of the Effective Date, in Expedia, Inc., Interval Leisure Group, Inc., LendingTree, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC, Commerce Technologies, Inc., Evite, Inc., FTD Companies, Inc. and LMC Right Start, Inc. and each of their Subsidiaries (including any successor to Expedia, Inc., Interval Leisure Group, Inc., LendingTree, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC, Commerce Technologies, Inc., Evite, Inc., FTD Companies, Inc. and LMC Right Start, Inc. or any such Subsidiary by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Ventures Group Related Business Transaction) and their respective assets, liabilities and businesses;

(ii)                                  all other assets, liabilities and businesses of the Corporation or any of its Subsidiaries to the extent attributed to the Ventures Group as of the Effective Date;

(iii)                               all assets, liabilities and businesses acquired or assumed by the Corporation or any of its Subsidiaries for the account of the Ventures Group, or contributed, allocated or transferred to the Ventures Group (including the net proceeds of any issuances, sales or incurrences for the account of the Ventures Group of shares of Liberty Ventures Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Ventures Common Stock, or indebtedness or Preferred Stock attributed to the Ventures Group), in each case, after the Effective Date and as determined by the Board of Directors;

(iv)                              the proceeds of any Disposition of any of the foregoing; and

(v)                                 an Inter-Group Interest in the QVC Group equal to one (1) minus the QVC Group Outstanding Interest Fraction as of such date;

provided that the Ventures Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of Liberty Ventures Common Stock or in redemption of shares of Liberty Ventures Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the Effective Date from the Ventures Group to the QVC Group (other than through the Ventures Group’s Inter-Group Interest in the QVC Group, if any, pursuant to clause (v) above), including, without limitation, any Ventures Group Inter-Group Dividend Amount or Ventures Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

“Ventures Group Allocable Net Proceeds” means, with respect to any Ventures Group Disposition, (i) if at the time of such Ventures Group Disposition, the Ventures Group Outstanding Interest Fraction is one (1), the Ventures Group Net Proceeds of such Ventures Group Disposition, or (ii) if at the time of such Ventures Group Disposition the Ventures Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Ventures Group Net Proceeds of such Ventures Group Disposition, by (y) the Ventures Group Outstanding Interest Fraction as of such date.

“Ventures Group Available Dividend Amount,” as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Ventures Group Outstanding Interest Fraction, by (y) either: (i) the excess of (A) an amount equal to the total assets of the Ventures Group less the total liabilities (not including Preferred Stock attributed to the Ventures Group) of the Ventures Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Ventures Common Stock and each series of Preferred Stock attributed to the Ventures Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the Ventures Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

“Ventures Group Conversion Date” means any date and time fixed by the Board of Directors for a conversion of shares of Liberty Ventures Common Stock pursuant to this Section A.2.

“Ventures Group Conversion Selection Date” means any date and time fixed by the Board of Directors as the date and time upon which shares to be converted of each series of Liberty Ventures Common Stock will be selected for conversion pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the Ventures Group Conversion Date).

“Ventures Group Disposition” means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the Ventures Group to one or more Persons.

“Ventures Group Net Proceeds” means, as of any date, with respect to any Ventures Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (D) of paragraph (f)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the QVC Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Ventures Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the Ventures Group. For purposes of this definition, any assets of the Ventures Group remaining after such Disposition will constitute “reasonable provision” for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

“Ventures Group Outstanding Interest Fraction,” as of any date, means a fraction the numerator of which is the aggregate number of shares of Liberty Ventures Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of Liberty Ventures Common Stock outstanding on such date, plus (ii) the Number of Shares Issuable to the QVC Group with Respect to the Ventures Group Inter- Group Interest as of such date, provided that such fraction will in no event be greater than one. If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Liberty Ventures Common Stock are entitled to participate in any dividend (for purposes of paragraphs (c)(ii), (d)(ii) or (f)(ii) of this Section A.2.) or redemption (for purposes of paragraph (f) of this Section A.2.) with respect to the Liberty Ventures Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the Ventures Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

“Ventures Group Redemption Date” means any date and time fixed by the Board of Directors for a redemption of shares of Liberty Ventures Common Stock pursuant to this Section A.2.

“Ventures Group Redemption Selection Date” means the date and time fixed by the Board of Directors on which shares of Liberty Ventures Common Stock are to be selected for redemption pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the Ventures Group Redemption Date).

“Ventures Group Related Business Transaction” means any Disposition of all or substantially all of the assets of the Ventures Group in which the Corporation receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, securities convertible into capital stock or other equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the Ventures Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the Ventures Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the Ventures Group prior to such Disposition, as determined in good faith by the Board of Directors.

“Ventures Group Share Distribution Ratio” means, as to any Share Distribution consisting of shares of Ventures Group Common Stock, the number of shares (including any fraction of a share) of Ventures Group Common Stock issuable to a holder for each outstanding share of the applicable series of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five decimal places).

“Voting Securities” means the QVC Group Voting Securities, the Liberty Ventures Voting Securities and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Voting Security, provided that each such series of Preferred Stock will be entitled to vote together with the other Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

The following terms have the meanings ascribed thereto in the sections set forth opposite such terms:

Additional Defined Terms	Section
Common Stock	Article IV(a)
Corporation	Article I
DGCL	Article III
Distributable QVC Group Subsidiary Securities	Article IV, Section A.2(e)(i)
Distributed QVC Group Subsidiary	Article IV, Section A.2(e)(i)
Distributed Ventures Group Subsidiary	Article IV, Section A.2(f)(i)
Distributable Ventures Group Subsidiary Securities	Article IV, Section A.2(f)(i)
Effective Time	Article IV
Liberty Ventures Common Stock	Article IV, Section A.1
Old Liberty Interactive Common Stock	Article IV
Old Series A Liberty Interactive Common Stock	Article IV
Old Series B Liberty Interactive Common Stock	Article IV
Preferred Stock	Article IV(b)
Preferred Stock Designation	Article IV, Section B
proceeding	Article V, Section E.2(a)
QVC Group Distribution Subsidiary Securities	Article IV, Section A.2(e)(i)
QVC Group Inter-Group Dividend	Article IV, Section A.2(c)(i)(A)
QVC Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(i)(A)
QVC Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(e)(i)
QVC Group Inter-Group Partial Redemption Election	Article IV, Section A.2(e)(ii)
QVC Group Inter-Group Redemption Amount	Article IV, Section A.2(e)(ii)
QVC Group Inter-Group Redemption Election	Article IV, Section A.2(e)(i)
QVC Group Redemption Amount	Article IV, Section A.2(e)(ii)(B)(II)
QVC Group Redemption Shares	Article IV, Section A.2(e)(i)
QVC Group Redemption Stockholder Approval	Article IV, Section A.2(a)(v)(A)
QVC Group/Ventures Group Optional Conversion Ratio	Article IV, Section A.2(b)(iii)(B)
QVC Group Common Stock	Article IV, Section A.1
Series A Liberty Ventures Common Stock	Article IV, Section A.1
Series A QVC Group Common Stock	Article IV, Section A.1
Series B Liberty Ventures Common Stock	Article IV, Section A.1
Series B QVC Group Common Stock	Article IV, Section A.1
Series C Liberty Ventures Common Stock	Article IV, Section A.1
Series C QVC Group Common Stock	Article IV, Section A.1
substantially all of the assets of the QVC Group	Article IV, Section A.2(e)(ii)
substantially all of the assets of the Ventures Group	Article IV, Section A.2(f)(ii)
Ventures Group Distribution Subsidiary Securities	Article IV, Section A.2(f)(i)
Ventures/QVC Group Optional Conversion Ratio	Article IV, Section A.2(b)(iii)(B)
Ventures Group Inter-Group Dividend	Article IV, Section A.2(c)(ii)(A)
Ventures Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(ii)(A)
Ventures Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(f)(i)
Ventures Group Inter-Group Partial Redemption Election	Article IV, Section A.2(f)(ii)
Ventures Group Inter-Group Redemption Amount	Article IV, Section A.2(f)(ii)
Ventures Group Inter-Group Redemption Election	Article IV, Section A.2(f)(i)
Ventures Group Redemption Amount	Article IV, Section A.2(f)(ii)(B)(II)
Ventures Group Redemption Shares	Article IV, Section A.2(f)(i)
Ventures Group Redemption Stockholder Approval	Article IV, Section A.2(a)(v)(B)

(j)                                    Reclassification.  The Corporation will not reclassify, subdivide or combine one series of QVC Group Common Stock without reclassifying, subdividing or combining each other series of QVC Group Common Stock on an equal per share basis. The Corporation will not reclassify, subdivide or combine one series of Liberty Ventures Common Stock without reclassifying, subdividing or combining each other series of Liberty Ventures Common Stock on an equal per share basis.

(k)                                 Transfer Taxes.  The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of a certificate or certificates representing any shares of capital stock and/or other securities on conversion or redemption of shares of Common Stock pursuant to this Section A.2. The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of a certificate or certificates representing any shares of capital stock in a name other than that in which the shares of Common Stock so converted or redeemed were registered and no such issue or delivery will be made unless and until the Person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax, or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

SECTION B

PREFERRED STOCK

The Preferred Stock may be divided and issued in one or more series from time to time, with such powers, designations, preferences and relative, participating, optional or other rights and qualifications, limitations or restrictions thereof, as will be stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the Board of Directors (a “Preferred Stock Designation”). The Board of Directors, in the Preferred Stock Designation with respect to a series of Preferred Stock (a copy of which will be filed as required by law), will, without limitation of the foregoing, fix the following with respect to such series of Preferred Stock:

(i)                                     the distinctive serial designations and the number of authorized shares of such series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed and filed as required by law (except where otherwise provided in a Preferred Stock Designation);

(ii)                                  the dividend rate or amounts, if any, for such series, the date or dates from which dividends on all shares of such series will be cumulative, if dividends on stock of such series will be cumulative, and the relative preferences or rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of such series;

(iii)                               the rights of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if any, and the relative preferences or rights of priority, if any, of payment of shares of such series;

(iv)                              the right, if any, of the holders of such series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation or of another Person, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the Board of Directors may determine;

(v)                                 the voting powers, if any, of the holders of such series, including whether such series will be designated as a QVC Group Voting Security, a Ventures Group Voting Security and/or a Voting Security and, if so designated, the terms and conditions on which such series may vote together with the holders of any other class or series of capital stock of the Corporation;

(vi)                              the terms and conditions, if any, for the Corporation to purchase or redeem shares of such series; and

(vii)                           any other relative rights, powers, preferences and limitations, if any, of such series.

The Board of Directors is hereby expressly authorized to exercise its authority with respect to fixing and designating various series of the Preferred Stock and determining the relative rights, powers and preferences, if any, thereof to the full extent permitted by applicable law, subject to any stockholder vote that may be required by this Certificate. All shares of any one series of the Preferred Stock will be alike in every particular. Except to the extent otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, the holders of shares of such series will have no voting rights except as may be required by the laws of the State of Delaware. Further, unless otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, no consent or vote of the holders of shares of Preferred Stock or any series thereof will be required for any amendment to this Certificate that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of Preferred Stock or such series, as the case may be, then outstanding).

Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes will have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Preferred Stock to be created by a Preferred Stock Designation or as part of any other series of Preferred Stock.

ARTICLE V

DIRECTORS

SECTION A

NUMBER OF DIRECTORS

The governing body of the Corporation will be a Board of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors, the number of directors will not be less than three (3) and the exact number of directors will be fixed by the Board of Directors by resolution. Election of directors need not be by written ballot.

SECTION B

CLASSIFICATION OF THE BOARD

Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any series of Preferred Stock to separately elect additional directors, which additional directors are not required to be classified pursuant to the terms of such series of Preferred Stock, the Board of Directors will be divided into three classes: Class I, Class II and Class III. Each class will consist, as nearly as possible, of a number of directors equal to one-third (1/3) of the number of members of the Board of Directors authorized as provided in Section A of this Article V. The term of office of the initial Class I directors will expire at the annual meeting of stockholders in 2011; the term of office of the initial Class II directors will expire at the annual meeting of stockholders in 2012; and the term of office of the initial Class III directors will expire at the annual meeting of stockholders in 2010. At each annual meeting of stockholders of the Corporation the successors of that class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified or until such director’s earlier death, resignation or removal.

SECTION C

REMOVAL OF DIRECTORS

Subject to the rights of the holders of any series of Preferred Stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the total voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class.

SECTION D

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

Subject to the rights of holders of any series of Preferred Stock, vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director’s successor will have been elected and qualified or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director, except as may be provided with respect to any additional director elected by the holders of the applicable series of Preferred Stock.

SECTION E

LIMITATION ON LIABILITY AND INDEMNIFICATION

1.                                      Limitation On Liability.  To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 will be prospective only and will not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

2.                                      Indemnification.

(a)                                 Right to Indemnification.  The Corporation will indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such person. Such right of indemnification will inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation will be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.

(b)                                 Prepayment of Expenses.  The Corporation will pay the expenses (including attorneys’ fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

(c)                                  Claims.  If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful, will be entitled to be paid the expense (including attorney’s fees) of prosecuting such claim to the fullest extent permitted by Delaware law. In any such action the Corporation will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

(d)                                 Non-Exclusivity of Rights.  The rights conferred on any person by this paragraph will not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

(e)                                  Other Indemnification.  The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

3.                                      Amendment or Repeal.  Any amendment, modification or repeal of the foregoing provisions of this Section E will not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

SECTION F

AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors, by action taken by the affirmative vote of not less than 75% of the members of the Board of Directors then in office, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of this Corporation.

ARTICLE VI

TERM

The term of existence of this Corporation shall be perpetual.

ARTICLE VII

STOCK NOT ASSESSABLE

The capital stock of this Corporation shall not be assessable. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation. This Certificate shall not be subject to amendment in this respect.

ARTICLE VIII

MEETINGS OF STOCKHOLDERS

SECTION A

ANNUAL AND SPECIAL MEETINGS

Subject to the rights of the holders of any series of Preferred Stock, stockholder action may be taken only at an annual or special meeting. Except as otherwise provided in a Preferred Stock Designation with respect to any series of Preferred Stock or unless otherwise prescribed by law or by another provision of this Certificate, special meetings of the stockholders of the Corporation, for any purpose or purposes, will be called by the Secretary of the Corporation (i) upon the written request of the holders of not less than 66 2/3% of the total voting power of the then outstanding Voting Securities entitled to vote thereon or (ii) at the request of at least 75% of the members of the Board of Directors then in office.

SECTION B

ACTION WITHOUT A MEETING

No action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied; provided, however, that notwithstanding the foregoing, holders of any series of Preferred Stock may take action by written consent to the extent provided in a Preferred Stock Designation with respect to such series.

ARTICLE IX

ACTIONS REQUIRING SUPERMAJORITY STOCKHOLDER VOTE

Subject to the rights of the holders of any series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class at a meeting specifically called for such purpose, will be required in order for the Corporation to take any action to authorize:

(i)                                     the amendment, alteration or repeal of any provision of this Certificate or the addition or insertion of other provisions herein; provided, however, that this clause (i) will not apply to any such amendment, alteration, repeal, addition or insertion (A) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation’s stockholders, or (B) that at least 75% of the members of the Board of Directors then in office have approved;

(ii)                                  the adoption, amendment or repeal of any provision of the Bylaws of the Corporation; provided, however, that this clause (ii) will not apply to, and no vote of the stockholders of the Corporation will be required to authorize, the adoption, amendment or repeal of any provision of the Bylaws of the Corporation by the Board of Directors in accordance with the power conferred upon it pursuant to Section F of Article V of this Certificate;

(iii)                               the merger or consolidation of this Corporation with or into any other corporation; provided, however, that this clause (iii) will not apply to any such merger or consolidation (A) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation’s stockholders, or (B) that at least 75% of the members of the Board of Directors then in office have approved;

(iv)                              the sale, lease or exchange of all, or substantially all, of the property or assets of the Corporation; provided, however, that this clause (iv) will not apply to any such sale, lease or exchange that at least 75% of the members of the Board of Directors then in office have approved; or

(v)                                 the dissolution of the Corporation; provided, however, that this clause (v) will not apply to such dissolution if at least 75% of the members of the Board of Directors then in office have approved such dissolution.

Nothing contained in Section A.2 of this Certificate shall in any way limit, modify or otherwise affect any voting requirement set forth in this Article IX. Any stockholder approval required pursuant to this Article IX or the DGCL will be in addition to, and not in lieu of, any approval of the holders of QVC Group Common Stock or Liberty Ventures Common Stock required pursuant to Section A.2. of this Certificate.

All rights at any time conferred upon the stockholders of the Corporation, pursuant to this Certificate are granted subject to the provisions of this Article IX.

IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation this 4th day of June, 2015.

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Richard N. Baer
	Name:	Richard N. Baer
	Title:	Senior Vice President and General Counsel